Exhibit 10.1

IBERIABANK Corporation

Retirement Savings Plan

Amended and Restated April 1, 2005

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

1.1	Accounts	1
1.2	Active Participant	1
1.3	After-Tax Rollover Contribution Account	1
1.4	Affiliate or Affiliated Company	1
1.5	Beneficiary	1
1.6	Board of Directors	1
1.7	Catch-up Contribution Account	1
1.8	Change of Control	2
1.9	Code	2
1.10	Committee	2
1.11	Company	2
1.12	Compensation	2
1.13	Disability	3
1.14	Dividend	3
1.15	Dividend Account	3
1.16	Eligible Employee	3
1.17	Employee	4
1.18	Employer	4
1.19	Employer Contribution	4
1.20	Employer Contribution Account	4
1.21	Employer Discretionary Contribution	4
1.22	Employer Securities	4
1.23	Entry Date	4
1.24	ERISA	4
1.25	ESOP	5
1.26	Highly Compensated Employee	5
1.27	Hour of Service	5
1.28	Legacy ESOP	6
1.29	Legacy ESOP Account	6
1.30	Matching Contribution	6
1.31	Matching Contribution Account	6
1.32	Non-Highly Compensated Employee	6
1.33	Non-Participating Employer	6
1.34	Normal Retirement Age	6
1.35	Normal Retirement Date	7
1.36	One Year Break in Service or Break in Service	7
1.37	Parental Absence	7
1.38	Participant	7
1.39	Participating Employer	7
1.40	Plan	7
1.41	Plan Administrator	7
1.42	Plan Year	7
1.43	Pre-Tax Contribution or Pre-Tax Contribution	7
1.44	Pre-Tax Contribution Account	7
1.45	Pre-Tax Contribution Agreement	7
1.46	Required Beginning Date	7
1.47	Rollover Contribution Account	8

i

1.48	Trust or Trust Agreement	8
1.49	Spouse	8
1.50	Temporary Employee	8
1.51	Trustee	8
1.52	Valuation Date	8
1.53	Year of Service	8

ARTICLE II PARTICIPATION		9

2.1	401(k) Participant.	9
2.2	Eligible Participant.	9
2.3	Termination of Participation.	9
2.4	Participation Following Reemployment.	9
2.5	Rights of Returning Veteran	9
2.6	Omission of Eligible Employee	11
2.7	Inclusion of Ineligible Employee	12

ARTICLE III EMPLOYEE CONTRIBUTIONS		13

3.1	Pre-Tax Contributions.	13
3.2	Delivery of Pre-Tax Contribution Contributions	13
3.3	Changes in and Discontinuance of Pre-Tax Contributions	13
3.4	Dollar Limitation	13
3.5	Return of Excess Deferral Amounts	13
3.6	Rollover Contributions	14
3.7	Catch-up Contributions	14

ARTICLE IV EMPLOYER CONTRIBUTIONS		15

4.1	Matching Contributions	15
4.2	Employer Discretionary Contributions	15
4.3	Top-Heavy Contributions	15
4.4	Delivery of Contributions	15
4.5	Adjustments if Pre-Tax Contribution Contributions Adjusted	15

ARTICLE V VESTING		16

5.1	Vesting Schedule	16
5.2	Forfeitures.	16
5.3	Reemployment Before Break in Service	17
5.4	Reemployment After Break in Service	17

ARTICLE VI ALLOCATIONS		18

6.1	Allocation of Contributions	18
6.2	Definitions	18
6.3	Annual Additions	19
6.4	Limitation for Other Defined Contribution Plans	19

ARTICLE VII INVESTMENTS		21

7.1	Trust Fund	21
7.2	Separate Accounts	21
7.3	Valuation	21
7.4	Available Investments.	21

7.5	Employer Securities Fund	21
7.6	Investment of Contributions.	22
7.7	Transfer of Amounts Among Investments	22
7.8	Liability for Investment Decisions	23
7.9	Accounting Procedures	23

ARTICLE VIII EMPLOYER SECURITIES FUND		24

8.1	Status of Employer Securities Fund.	24
8.2	Maintenance of Employer Securities Fund.	24
8.3	Dividends	24
8.4	Pass-Through of Voting Rights	25
8.5	Tender Offers	25
8.6	Manner of Distribution	26
8.7	ESOP Trustee	26
8.8	Right of First Refusal	26
8.9	Put	26
8.10	Certain Transactions Involving Company Stock.	27

ARTICLE IX PAYMENT OF BENEFITS		29

9.1	Benefits Upon Termination of Employment	29
9.2	Distribution Upon Severance From Employment	29
9.3	Form of Distribution.	29
9.4	Form of Benefit	29
9.5	When Benefits are Paid or Commence	29
9.6	Direct Rollover Rules	30
9.7	Notice	32
9.8	Nonalienation of Benefits	32
9.9	Qualified Domestic Relations Order	32
9.10	Minimum Distribution Requirements.	34

ARTICLE X IN-SERVICE DISTRIBUTION AND LOANS		40

10.1	In-Service Distributions	40
10.2	Financial Hardship	40
10.3	Loans to Participants	41

ARTICLE XI ADMINISTRATION		43

11.1	Board of Directors	43
11.2	Administrative Committee	43
11.3	Committee’s Duties and Responsibilities	43
11.4	Committee’s Powers	44
11.5	Chairman of the Committee	45
11.6	Claims Review Procedure	45
11.7	Information from Participants, Beneficiaries and Alternate Payees	46
11.8	Actions	46
11.9	Bond	47
11.10	Indemnification	47

ARTICLE XII AMENDMENT AND TERMINATION		48

12.1	Right to Amend or Suspend Contributions	48
12.2	Restriction on Amendment	48

12.3	Merger	48
12.4	Termination	48

ARTICLE XIII STAND-BY TOP-HEAVY PROVISIONS		50

13.1	Top Heavy Plan	50
13.2	Definitions	50
13.3	Vesting	51
13.4	Minimum Contribution	52
13.5	Limitations on Contributions	53
13.6	Other Plans	53

ARTICLE XIV GENERAL PROVISIONS		54

14.1	Plan Voluntary	54
14.2	Payments to Minors and Incompetents	54
14.3	Missing Payee	54
14.4	Required Information.	54
14.5	Communications to Committee	54
14.6	Communications from Employer or Committee	54
14.7	Action	55
14.8	Liability for Benefits	55
14.9	Named Fiduciary	55
14.10	Gender	55
14.11	Captions	55
14.12	Applicable Law	55
14.13	Reversion of Employer Contributions	55
14.14	Expenses	56

PREAMBLE

This plan holds the assets of the IBERIABANK Corporation Employee Stock Ownership Plan (“Legacy ESOP”), which merged into the IBERIABANK Corporation Profit Sharing Plan and Trust (“Profit Sharing Plan”). The merged plan is hereby renamed the IBERIABANK Corporation Retirement Savings Plan. The history of the Plan is as follows:

The Profit Sharing Plan was originally established effective January 1, 1982, and has been amended and restated numerous times since then (most recently restated effective January 1, 2003). The Profit Sharing Plan was amended effective June 30, 2005 to create an employee stock ownership plan within the Profit Sharing Plan, represented by the assets held in the form of Employer Securities.

The Legacy ESOP was originally established effective January 1, 1995, to enable eligible employees to acquire a proprietary interest in capital stock of the Employer, while allowing the use of exempt loans to the Legacy ESOP pursuant to Labor Regulation §2550.408b-3 and Treasury Regulation §54.4975-7(b). The exempt loan was repaid in full as of March 31, 2005.

The Legacy ESOP merged into the Profit Sharing Plan effective April 1, 2005, to create the IBERIABANK Corporation Retirement Savings Plan (“Plan”). The Plan no longer allows exempt loans, but remains an ESOP (represented by assets in the Legacy ESOP Accounts and other assets of the Plan held in the Employer Securities Fund).

To the extent not inconsistent with the terms of this Plan document, the Trust document for the Plan shall be the trust provisions in the Merrill Lynch Special/Flexible Prototype Defined Contribution Plan and Trust, until such time as the individual Trustees named by the Company are replaced by an institutional directed trustee.

The purpose of this Plan is to encourage Employees to save and systematically invest a portion of their current compensation in order that they may have an additional source of income upon their retirement, to provide them with an opportunity to become stockholders of the Company, and to provide an opportunity to receive current income in the form of dividends on Employer Securities (which dividends may also be reinvested to purchase additional Employer Securities). The benefits provided by the Plan are paid from the Trust Fund established by the Employer and are in addition to the benefits Employees are entitled to receive under the United States Social Security Administration. The Plan and the Trust forming a part hereof are maintained for the exclusive benefit of the Participants and their Beneficiaries.

The Plan is hereby restated effective April 1, 2005 (except as otherwise stated) to implement provisions relative to the Merger, to incorporate prior amendments relating to the addition of employee stock ownership plan features, and to make other changes and clarifications.

ARTICLE I

DEFINITIONS

All capitalized terms used in this Plan shall have the meaning set forth in this Article I, unless a different meaning is plainly required by the context:

1.1 Accounts means each of a Participant’s Pre-Tax Contribution Account, After-Tax Contribution Account, Catch-up Contribution Account, Employer Contribution Account, Dividend Account, Legacy ESOP Account, Pre-Tax Rollover Contribution Account, and After-Tax Rollover Account (including sub accounts established from time to time under each such Account) established and maintained to record the interest of a Participant in the Trust Fund.

1.2 Active Participant means an Eligible Participant who performs 1,000 Hours of Service during a Plan Year and is employed by a Participating Employer on the last day of the Plan Year. A Participant on leave pursuant to the Family and Medical Leave Act of 1993 shall be deemed to be employed on the last day of the Plan Year. An Eligible Participant who terminates employment after his Normal Retirement Date, Disability or death shall be deemed to be an Active Participant.

1.3 After-Tax Rollover Contribution Account means the Account maintained for a Participant to record his after-tax rollover contribution made pursuant to Section 3.6.

1.4 Affiliate or Affiliated Company means the Company and all other entities required to be aggregated with the Company under Sections 414(b), (c), (m) or (o) of the Code.

1.5 Beneficiary means the person or persons designated by a Participant to receive the amount, if any, payable under the Plan in the event of a Participant’s death. Each Beneficiary designation shall be in the form prescribed by the Committee.

If the Participant is married and designates someone other than his legal spouse, his Beneficiary designation must include the written consent of his spouse at the time the designation is made. Such written consent must approve the Beneficiary designated and acknowledge the effect of such designation and must be notarized by a notary public. Such written consent shall not be required if it is established to the satisfaction of the Committee that: (i) the Participant has no spouse; (ii) the spouse’s consent cannot be obtained because the spouse cannot be located, or (iii) such other circumstances exist as may be prescribed in regulations issued pursuant to Code Section 417.

If no valid Beneficiary designation is in effect at the time of the Participant’s death, then, to the extent that any benefits are payable under the Plan after such death, Beneficiary shall mean the Participant’s legal spouse, if he is married at the time of his death, otherwise Beneficiary shall mean the Participant’s estate.

1.6 Board of Directors means the Board of Directors of the Company.

1.7 Catch-up Contribution Account means the Account maintained for a Participant to record the Catch-up Contributions under Section 3.7 contributed by the Employer on such Participant’s behalf.

1.8 Change of Control means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any successor thereto, whether or not the Employer is registered under the Exchange Act, other than a conversion of the Employer’s mutual holding company to the stock form of organization.

1.9 Code means the Internal Revenue Code of 1986, as amended.

1.10 Committee means the Plan Administration and Investment Committee designated by the Company to administer the Plan in accordance with Article XI or a person or entity designated by the Committee.

1.11 Company means IBERIABANK Corporation and any successor company that may continue the Plan.

1.12 Compensation The term “Compensation,” as modified below, has the following meaning for each respective purpose under the Plan:

(a)	Plan Compensation. For purposes of determining contributions to the Plan, Plan Compensation means wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). For purposes of determining the amount of Pre-Tax and Matching Contributions, Plan Compensation includes any amount an Employee contributes to a qualified plan under Code Section 401(k), including Catch-Up Contributions, or Code Section 125, and shall include all compensation during the Plan Year in which the Participant enters the Plan (although Participant cannot make Pre-Tax Contributions of greater than 100% of Plan Compensation earned after the Participant’s Entry Date). Effective January 1, 2003, Plan Compensation shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4) (qualified transportation fringe benefits). Plan Compensation does not include severance payments, distributions from a nonqualified plan, or compensation from the exercise of stock options or restricted stock.

(b)	Limitation Compensation. For the purpose of applying the limitations of Section 415 of the Code, Limitation Compensation means wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). An Employee’s Limitation Compensation includes any amount an Employee contributes to a qualified plan under Section 401(k), including Catch-up Contributions, or Code Section 125, and shall include all compensation during the Plan Year in which the Participant enters the Plan. Effective January 1, 2003, Limitation Compensation shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

The amount of a Participant’s annual Compensation that can be taken into account under the Plan shall not exceed the annual compensation limit under Code Section 401(a)(17), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B) ($210,000 in 2005).

1.13 Disability means a condition that qualifies the Participant for commencement of either (i) benefits for permanent and total disability under Federal Old Age and Survivor Insurance, or (ii) benefits under the Participating Employer’s long term disability plan.

1.14 Dividend means a cash distribution paid by the Employer with respect to Employer Securities that is characterized as a dividend under applicable state law.

1.15 Dividend Account means the Account maintained for a Participant to record Dividends paid with respect to assets held in his Account pursuant to Section 8.3.

1.16 Eligible Employee means any Employee of a Participating Employer who has attained age eighteen (18), provided, however, that an Eligible Employee shall not include:

(a)	Employees covered by a collective bargaining agreement. No Employee whose terms and conditions of employment are determined by a collective bargaining agreement between employee representatives and an Employer shall be an Eligible Employee unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible or shall qualify for participation upon compliance with such provisions for eligibility or participation as such agreement shall provide; except that no Employee who has selected, or in the future selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him.

(b)	Employees of Certain Related Entities. No Employee of an Affiliate that is not a Participating Employer shall be an Eligible Employee.

(c)	Employees Not on the Payroll. No Employee who is not on the payroll of a Participating Employer shall be an Eligible Employee.

(d)	Leased Employees. No Employee who is a Leased Employee within the meaning of Section 414(n)(2) of the Code shall be an Eligible Employee. For purposes of this paragraph, the term “Leased Employee” means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and any related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and such services are performed under primary direction or control by the recipient. Notwithstanding the foregoing, a Leased Employee shall include a person treated as such, notwithstanding the fact that such person is later determined to be a common-law employee of the Employer.

(e)	Consultants or Independent Contractors. No Employee who is employed as such pursuant to an agreement with the Employer that designates such Employee as a consultant or independent contractor shall be an Eligible Employee, notwithstanding the fact that such person is later determined to be a common-law employee of the Employer.

(f)	Nonresident Aliens. Nonresident aliens (within the meaning of Section 7701(b)(1)(B) of the Code) who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) shall not be Eligible Employees.

All determinations shall be made in the sole discretion of the Participating Employer in a uniform non-discriminatory manner.

1.17 Employee means any person who is receiving remuneration for personal services rendered as a common law employee.

1.18 Employer means a Participating Employer or a Non-Participating Employer. Appendix A lists each Participating Employer.

1.19 Employer Contribution means any (a) Matching Contributions, (b) Employer Discretionary Contributions, (c) contributions required on account of the Plan being deemed to be Top-Heavy, and (d) contributions made to the Legacy ESOP that have been transferred to the Plan.

1.20 Employer Contribution Account means the Account established for a Participant that is funded by Employer Contributions under Article IV of the Plan.

1.21 Employer Discretionary Contribution means a contribution by an Employer to the Trust Fund in accordance with Section 4.2.

1.22 Employer Securities means common stock issued by the Company that is readily tradable on an established securities market.

1.23 Entry Date means the first business day after the date the Employee meets the eligibility requirements of Article II, and each business day thereafter.

1.24 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.25 ESOP means the Employee Stock Ownership Plan portion of the Plan, which is intended to meet the requirements of Code Section 4975(e)(7) and Treas. Reg. Section 54.4975-11, and which shall consist of the Employer Securities Fund (as defined in Section 8.1 of the Plan).

1.26 Highly Compensated Employee as determined for any Plan Year after the Plan Year ending December 31, 1996, means any Employee who (a) was a 5% owner (as defined at Section 416(i)(1)(B)(i) of the Code) at any time during the current year or the previous year or (b) received Compensation in excess of $80,000 (as adjusted after 1997 under Code Section 414(q)(1)) in the preceding Plan Year (Employees earning $90,000 in 2004 will be considered Highly Compensated Employees in 2005; Employees earning $95,000 in 2005 will be considered Highly Compensated Employees in 2006).

1.27 Hour of Service means:

(a)	Each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer for the performance of duties;

(b)	Each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer (including payments made or due from a trust fund or insurer to which the Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, provided that:

(i)	no more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties; and

(ii)	Hours of Service shall not be credited under this paragraph (b) to an Employee for a payment which solely reimburses the Employee for medically-related expenses incurred by the Employee or which is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws;

(c)	Each hour not already included under this Section above for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by such Employer, provided that crediting of Hours of Service under this Section with respect to periods described in this Section above shall be subject to the limitation therein set forth; and

(d)	If an Employee is absent from his or her employment with the Employer for any period on account of (i) Parental Absence, or (ii) any period of leave recognized under the Family and Medical Leave Act of 1993, such Employee shall be credited with sufficient Hours of Service (not in excess of 501 in any Plan Year) so that a Break in Service does not occur in either the Employment Year in which such absence begins (if credit is required to preclude a Break in Service in such year) or in the immediately following Employment Year (if no credit was awarded in the preceding year). For purposes of computing Hours of Service credited under this paragraph (d), an Employee shall be credited with (i) Hours of Service which would otherwise be credited to such Employee without regard to the absence, or (ii) 8 Hours of Service for each day of the absence. The Committee, in its sole discretion, may require (i) evidence that the absence is on account of a reason enumerated in this paragraph (d), and (ii) evidence as to the duration of the absence.

Hours of Service shall also include service with any corporation or partnership that enters into an asset or stock transaction with a Participating Employer (“Seller”), as to Employees who were employed with the Seller on the date of the acquisition and who are employed by any Participating Employer within 30 days of the acquisition, provided (a) the Seller in a stock transaction does not sponsor a defined contribution plan with 401(k) features, or (b) the Seller in an asset transaction does not transfer sponsorship of a defined contribution plan with 401(k) features to a Participating Employer. The Plan will be amended on a regular basis to identify the new predecessor employers pursuant to this provision.

Hours of Service includes service with Iberia Savings Bank, Iberia Financial Services, LLC, Finesco, LLC, Jefferson Bank, LBA Savings Bank, IBERIABANK Insurance Services, LLC, Alliance Bank and American Horizons Bank.

The number of Hours of Service to be credited under this Section on account of a period during which an Employee performs no duties, and the Plan Years to which Hours of Service shall be credited under this Section, shall be determined by the Committee in accordance with Sections 2530.200b-2(b) and (c) of the Regulations of the U.S. Department of Labor.

1.28 Legacy ESOP means the IBERIABANK Corporation Employee Stock Ownership Plan, which was merged into the Plan effective April 1, 2005.

1.29 Legacy ESOP Account means the Account maintained for a Participant to record assets held in a Participant’s Account that are attributable to the Legacy ESOP.

1.30 Matching Contribution means a contribution by an Employer to the Trust Fund as described in Article IV.

1.31 Matching Contribution Account means the Account established for a Participant that is funded by Matching Contributions under Section 4.1 of the Plan.

1.32 Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee.

1.33 Non-Participating Employer means an Affiliated Company that is not a Participating Employer.

1.34 Normal Retirement Age means the Participant’s attainment of age sixty-five (65).

1.35 Normal Retirement Date means the first day of the month following the month during which the Participant attains Normal Retirement Age.

1.36 One Year Break in Service or Break in Service means a Plan Year in which a Participant has 500 or less Hours of Service.

1.37 Parental Absence means an Employee’s absence from work for any of the following reasons: (i) the pregnancy of the Employee, (ii) the birth of the Employee’s child, (iii) the adoption of a child by the Employee, or (iv) the need to care for the Employee’s child immediately following the child’s birth or adoption; provided, however, that the Committee, in its sole discretion, may require evidence that any absence is on account of a reason enumerated herein and evidence as to the duration of such absence.

1.38 Participant means (a) any Eligible Employee who satisfies the participation requirements set forth in Article II, and (b) any former Employee on whose behalf an Account continues to be maintained in the Plan pursuant to Article II. An Eligible Employee remains a Participant as long as he has an Account balance, as provided in Section 2.3.

1.39 Participating Employer means the Company and any Affiliated Companies, listed at Appendix A of the Plan.

By participating in this Plan, the governing body of any Participating Employer expressly recognizes and delegates to the Company and its Board of Directors the right to exercise on the behalf of the Participating Employer all power and authority conferred by the Plan to the Participating Employer or its board of directors.

1.40 Plan means the IBERIABANK Corporation Retirement Savings Plan, as set forth in this document and as amended from time to time.

1.41 Plan Administrator means the Committee.

1.42 Plan Year means the calendar year.

1.43 Pre-Tax Contribution or Pre-Tax Contribution means the amount contributed by the Employer on behalf of a Participant in accordance with Section 3.1.

1.44 Pre-Tax Contribution Account means the Account maintained for a Participant to record the Pre-Tax Contributions under Section 3.1, contributed by the Employer on such Participant’s behalf.

1.45 Pre-Tax Contribution Agreement means the agreement described in Article III.

1.46 Required Beginning Date means for anyone other than a 5% owner (as defined in Code Section 416(i)(1)(B)(i)), April 1st of the calendar year following the calendar year in which the Employee attains age 70 1/2 or, if later, the calendar year in which the Employee terminates employment with all Participating Employers. For 5% owners, Required Beginning Date means April 1st of the calendar year following the calendar year in which a Participant attains age 70 1/2.

1.47 Rollover Contribution Account means the Account maintained for a Participant to record his rollover contribution made pursuant to Section 3.6.

1.48 Trust or Trust Agreement means the trust established by the Plan under which contributions to the Plan shall be received, held, invested and disbursed to or for the benefit of Participants and their Beneficiaries and Alternate Payees.

1.49 Spouse means an individual of the opposite sex who is legally married to the Employee.

1.50 Temporary Employee means an individual who is paid through an Employer payroll and is classified by the Employer as employed on a temporary basis.

1.51 Trustee means such individual, individuals or entity that has or shall have accepted the appointment by the Board of Directors as Trustee under the Plan.

1.52 Valuation Date means each business day. The Annual Valuation Date means the last day of the Plan Year.

1.53 Year of Service for vesting purposes means a Plan Year in which the Employee completes 1,000 Hours of Service. Years of Service for eligibility purposes means the twelve (12) consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer in which the Employee completes 1,000 Hours of Service. Provided, however, that succeeding computation periods shall be based on the Plan Year, commencing with the Plan Year that began immediately prior to the first anniversary of the date the Employee first performed an Hour of Service. Years of Service shall include all service with the Employer, including service prior to the attainment of age 18.

ARTICLE II

PARTICIPATION

2.1 401(k) Participant. Each Eligible Employee shall be eligible to enter into a Pre-Tax Contribution Agreement and thereby make Pre-Tax Contributions as of the first of the month following the date of employment by a Participating Employer. Effective September 1, 2005, entry shall be as soon as is administratively feasible following the Participant’s date of employment by a Participating Employer. Effective September 1, 2005, each Eligible Employee who is a Temporary Employee shall be eligible to enter into a Pre-Tax Contribution Agreement and thereby make Pre-Tax Contributions only upon completion of one Year of Service for eligibility purposes.

2.2 Eligible Participant.

(a)	Matching Contributions. Each Eligible Employee who is eligible to make and who does make Pre-Tax Contributions shall be an Eligible Participant in the Matching Contribution portion of the Plan.

(b)	Employer Discretionary Contributions. Each Eligible Employee who is an Active Participant shall be an Eligible Participant in the Employer Discretionary Contribution portion of the Plan.

2.3 Termination of Participation. An Eligible Employee or Participant who (i) has terminated employment, (ii) becomes a member of a group of employees covered by a negotiated collective bargaining agreement which does not provide for participation in the Plan, (iii) no longer meets the definition of Eligible Employee, or (iv) becomes an employee of a Non-Participating Employer shall no longer be an Eligible Employee but shall continue as a Participant in the Plan entitled to share in the earnings and losses of the Trust Fund and to exercise the rights of a Participant hereunder until his Accounts have been distributed.

The participation of any Participant shall end when (i) no further benefits are payable to him or his Beneficiary under the Plan and (ii) no further amounts are credited to his Accounts.

2.4 Participation Following Reemployment. If an Eligible Employee has terminated employment but is reemployed, he shall automatically become a Participant as of the date he first performs an Hour of Service following reemployment. The Committee shall allow the Participant to elect to make Pre-Tax Contributions pursuant to Section 3.1.

2.5 Rights of Returning Veteran. This Section applies to Returning Veterans who apply for reemployment. Notwithstanding any provisions of the Plan to the contrary, contributions, benefits, Plan loan repayments and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

(a)	Definitions

(i)	Returning Veteran means a reemployed Employee who gave notice to the Employer of his impending Service in the Uniformed Services, (unless such notice was precluded by military necessity or was otherwise impossible or unreasonable), and resumes employment with an Employer during such time as such Employee has reemployment rights under Chapter 43 of Title 38 of the United States Code, popularly known as the Uniformed Services Employment and Reemployment Rights Act.

(ii)	Service in the Uniformed Services means the performance of duty on a voluntary or involuntary basis in a “Uniformed Service” and includes: active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, and a period for which a person is absent from a position of employment for the purpose of an examination to determine the fitness of the person to perform any such duty. The “Uniformed Services” include the Armed Forces, the Army National Guard, and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty; the commissioned corps of the Public Health Service; and any other category of persons designated by the President of the United States in time of war or emergency.

(iii)	Compensation of a Returning Veteran. The allowable contributions will be based on the Compensation that the Returning Veteran would have received for that period if not in the Uniformed Services (including wage increases and bonuses), or, if that can not be determined with reasonable certainty, based on the Returning Veteran’s average earnings during the 12 months preceding the leave.

(iv)	Employee-Deferrals and Catch-Up Contribution Limitations. For purposes of the limitations under Articles III and VII, Employee Deferrals shall be deemed to be made in the Plan Years to which the contributions apply, not the year in which they are made. Similarly, for purposes of Section 3.7, Catch-Up Contributions shall be deemed to be made in the Plan Year to which the contributions apply. No earnings shall be included in the Employee-Deferrals or Catch-Up Contributions, even though the Returning Veteran’s account balance would have been greater if the contributions had been made in the years to which they apply.

(b)	Make-Up Employee Contributions. A Returning Veteran is allowed to make the Pre-Tax and Catch-up Contributions that he or she could have made if employed by the Employer during the period of service in the Uniformed Services.

The Employee Contributions can be made over a period of years equal to three times the period of Uniformed Service, not to exceed five years. The Employee Contributions shall be deemed to apply first to the earliest period of the Service with the Uniformed Services.

(c)	Make-Up Matching Contributions. If a Returning Veteran makes a Pre-Tax Contribution, the Employer will make the Matching Contribution, if any, that would have been made to the account of the Returning Veteran if he or she had made the Pre-Tax Contribution in the years to which they apply.

(d)	Make-Up Employer Discretionary Contributions. A Returning Veteran shall receive the Employer Discretionary Contributions, if any, (exclusive of forfeitures) that he would have received if employed by an Employer during the period of service in the Uniformed Services.

(e)	Hours of Service. An Hour of Service means each hour the Returning Veteran would have been paid, directly or indirectly, or entitled to payment under Section 1.27 assuming that but for such military service he would have been regularly engaged in the performance of his duties. Such hours shall be credited to the Year of Service in which he would have been regularly engaged in the performance of his duties but for such military service.

(f)	Severance Date. A Returning Veteran who is absent from employment on account of Service in the Uniformed Services shall incur a Service Termination Date under this subsection only if he fails to return to active employment with the Employer within the period provided by law for the protection of his re-employment rights.

(g)	Loan Repayment. Any loan repayment suspension for a Participant will not be taken into account for purposes of Code Sections taxing unpaid loans for any part of any period during which such Participant is in the Service in the Uniformed Services and will not be considered in testing for discriminatory benefits or treated as a “prohibited transaction” between the Plan and Participant. The interest rate charged on loans shall be capped at six percent (6%) for any period during which a Participant is covered by the Soldiers’ and Sailors’ Civil Relief Act of 1940. Upon return to employment, the Returning Veteran will resume payments via payroll withholding at a higher level, taking into account the additional interest accruing on the loan during the period of Service in the Uniformed Services and spreading this interest over the remaining term of the loan. Alternatively, the Returning Veteran has the option to resume payments via payroll withholding at the same level in effect prior to the commencement of the period of Service in the Uniformed Services and to pay the interest that accrued during such service shall be payable in a lump sum “balloon payment” at the end of the loan term.

2.6 Omission of Eligible Employee. If in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Administrator shall allocate Forfeitures to the Participant’s Account for the omitted Employee in the amount the Employer would have contributed with respect to him had he not been omitted and any earnings, as specified in applicable IRS guidance. If Forfeitures are insufficient to satisfy the obligation to the omitted Employee, the Employer shall make a contribution with respect to the omitted Employee in the amount that the Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

2.7 Inclusion of Ineligible Employee. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made, in accordance with Section 5.2.

ARTICLE III

EMPLOYEE CONTRIBUTIONS

3.1 Pre-Tax Contributions. A 401(k) Participant may enter into a Pre-Tax Contribution Agreement with his Employer on such form(s) as the Committee shall prescribe. In the Pre-Tax Contribution Agreement the Eligible Employee shall agree to accept a deferral of his Plan Compensation, determined on a payroll basis, expressed as a dollar amount or as a whole percentage no more than 100% of Plan Compensation. The Plan Administrator may adjust a Participant’s Pre-Tax Contribution election to the extent necessary to enable withholding for applicable taxes, benefits and other deductions. The Pre-Tax Contribution Agreement shall remain in effect until changed or discontinued as provided in Section 3.3. An Eligible Employee’s election under this Section 3.1 will be made effective as of the next payroll period.

No Pre-Tax Contribution may be paid to the Plan by the Employer on behalf of a Participant after he ceases to be an Eligible Employee or during any period when such Participant is not receiving Plan Compensation from a Participating Employer.

3.2 Delivery of Pre-Tax Contribution Contributions. All Pre-Tax Contributions shall be transmitted to the Trustee by the Employer as soon as practicable (but in no event later than the 15th business day of the month following the month in which the Pre-Tax Contributions would have otherwise been payable to the Participant in cash).

3.3 Changes in and Discontinuance of Pre-Tax Contributions. A Participant may change his Pre-Tax Contribution agreement on a monthly basis following advance notice of such change in such form and within such time period preceding the effective date as the Committee may prescribe. Any such change shall be effective as of the first payroll period coincident with or next following the first day of the month following the election change. A Participant may discontinue Pre-Tax Contributions paid by his Employer to the Plan on his behalf effective as of the next payroll period after written notice is provided to the Plan Administrator.

3.4 Dollar Limitation. In no event shall a Participant’s Pre-Tax Contribution Contributions for a Participant’s taxable year exceed the dollar limitation contained in Code Section 402(g) to reflect increases in the cost of living. The dollar limit is $14,000 for 2005 and $15,000 for 2006. Catch-up Contributions under Section 3.7 and Code Section 414(v) shall not be considered in determining whether the limit in this Section 3.4 has been reached.

3.5 Return of Excess Deferral Amounts. If a Participant’s Pre-Tax Contribution Contributions under the Plan should exceed the dollar limitation under Section 3.4 for a Plan Year, the excess amount and the earnings thereon shall be distributed to the Participant no later than the April 15 following the calendar year of the excess deferral. If a Participant notifies the Committee in writing no later than March 1 following the calendar year of the excess deferral that he was also a participant in a plan of an unrelated employer governed by the Code Section 402(g) dollar limitation described in Section 3.4, that the total deferrals under the plans exceeded the dollar limitation described in Section 3.4, and that he has allocated some or all of the excess deferrals to this Plan, then the excess allocated to this Plan (and the earnings thereon) shall be distributed to the Participant no later than the following April 15. Excess deferrals that are distributed back to the Participant are not considered to be Annual Additions.

Any returned excess deferrals will include income or loss for the calendar year of the excess deferral, as well as income or loss for the “gap period” between the end of that year and the date of distribution. The gain or loss allocable to the excess deferral amount for the preceding calendar year shall be determined by any reasonable method, provided that such method does not violate Section 401(a)(4) of the Code, is consistently applied, and is used for allocating income to Participants’ Accounts.

Any Matching Contributions attributable to returned Pre-Tax Contributions shall be forfeited. The amount of excess deferrals to be distributed shall be reduced by Excess Contributions previously distributed for the taxable year ending in the same Plan Year, as provided in Appendix B, Section 3.

3.6 Rollover Contributions. An Eligible Employee may contribute to the Plan any amount distributed from the Participant’s individual retirement account, individual retirement annuity, or qualified plan which qualifies under either of Code Sections 402(c) or 408(d)(3)(A)(ii), which is transferred within the required time, and which meets all other requirements of law for a rollover to the Plan. The Employer, the Committee, and the Trustee shall rely upon the Participant’s written certification that the transfer is a permitted rollover meeting all the above requirements. Such a contribution shall be held in a separate Rollover Contribution Account for the Eligible Employee. If the Committee should learn that the rollover did not meet all the aforesaid requirements, the value of the Participant’s Rollover Contribution Account as of the preceding Valuation Date (or the date of the rollover, if later) shall be returned to him. The Plan does not accept Rollover Contributions that represent hardship distributions described in Code §401(k)(2)(B)(i)(IV).

Effective January 1, 2002, the Plan accepts, in addition to the rollovers described in the previous paragraphs, the following distributions: distributions from a qualified plan described in Code Sections 403(a) and 403(b); distributions from an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in gross income.

Effective September 1, 2005, the Plan shall accept Rollover Contributions that have previously been subject to federal income taxation. Such Rollover Contributions shall be held in a separate Account (After-Tax Rollover Account).

3.7 Catch-up Contributions. Effective January 1, 2002, all employees who are eligible to make Pre-Tax Contributions under this Plan and who have attained page 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-up Contributions shall not be taken into account for purposes of Sections 3.4 and 6.3 of the Plan (implementing the required limitations of Code Sections 402(g) and 415). Catch-up Contributions shall be taken into account for purposes of Section 4.1 (regarding Matching Contributions). For all other purposes of the Plan, Catch-up Contributions shall be treated in the same manner as Employee Deferrals. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 401(b), or 416, as applicable, by reason of making of such Catch-up Contributions.

ARTICLE IV

EMPLOYER CONTRIBUTIONS

4.1 Matching Contributions. The Compensation Committee of the Board of Directors shall determine the amount of a Matching Contribution, if any, to be contributed which shall not exceed 20% of each Participant’s Plan Compensation contributed as Pre-Tax Contributions for the Plan Year. The Matching Contribution shall be allocated as a percentage of each Participant’s Pre-Tax Contributions for the applicable Plan Year, provided such Participant has satisfied the Matching Contribution eligibility requirements of Section 2.2(a).

4.2 Employer Discretionary Contributions. The Compensation Committee of the Board of Directors shall determine the amount of Employer Discretionary Contributions, if any, to be contributed for the Plan Year. The Employer Discretionary Contribution, if any, shall be allocated as of each Annual Valuation Date to the Employer Contribution Accounts of all Active Participants in the proportion that each such Active Participant’s Plan Compensation bears to the Plan Compensation for all Active Participants for such year, provided such Participant has satisfied the Employer Discretionary Contribution eligibility requirements of Section 2.2(b). The Company may contribute all or part of the entire amount due on behalf of one or more Participating Employers and charge the amount thereof to the Participating Employers responsible therefor. With respect to a Participant who terminated employment due to Disability but is eligible to receive Employer Discretionary Contributions, Plan Compensation shall include the earnings he or she would have received or the entire Plan Year in which the Disability occurred if he or she had been paid for such year at the rate at which he or she was being paid immediately prior to such Disability. Contributions made with respect to such Compensation shall be nonforfeitable and continued for all Participants whose employment terminates due to Disability.

In no event shall the contribution under this Section 4.2, when added to the other contributions under the Plan, exceed the maximum amount that may be claimed as a deduction by the Company for federal income tax purposes under Code Section 404(a)(3).

4.3 Top-Heavy Contributions. As of the end of any Plan Year in which the Plan is Top-Heavy, the Employer shall contribute to the Employer Contribution Account of each Participant who is a Non-Key Employee the amount required under Article XIII.

4.4 Delivery of Contributions. Employer Contributions, if any, shall be delivered in one or more installments to the Trustee no later than the due date (including extensions) of the Participating Employer’s federal income tax return for its fiscal year ending with or during the Plan Year for which the contribution is made. Employer Contributions may be paid in cash, Company Stock, or other property as the Employer may from time to time determine.

4.5 Adjustments if Pre-Tax Contribution Contributions Adjusted. If under Section 3.5 or Section 3 of Appendix B a Participant’s Pre-Tax Contribution Contributions are returned to him, the amount of the Matching Contributions shall be reduced accordingly.

ARTICLE V

VESTING

5.1 Vesting Schedule. The following vesting schedule applies to Matching Contributions and Employer Discretionary Contributions held in the Employer Contribution Account and all amounts held in the Legacy ESOP Account (amounts in all other Accounts, including the Dividend Account, shall be 100% vested at all times):

Years of Service	Percentage
Less than 2 2 3 4 5 6	0% 20% 40% 60% 80% 100%

Notwithstanding the above, Employer Contributions and amounts held in the Legacy ESOP Account shall become 100% vested if a Participant terminates on or after his Normal Retirement Date or due to Disability or death. Legacy ESOP Accounts shall also be 100% vested upon a Change of Control.

5.2 Forfeitures. A Participant shall forfeit the nonvested portion of his Employer Contribution Account upon the earlier of 5 consecutive Breaks in Service or the distribution of the vested portion of his Accounts. If the value of a Participant’s vested percentage is zero, the Participant shall be deemed to have received a distribution as of the date of termination (and therefore shall incur a forfeiture).

Forfeitures of Employer Contributions shall be used: first, to reinstate previously forfeited Account balances of former Participants, if any, who are reemployed after a Break in Service (in accordance with Section 5.4); second, to make up contributions for any Eligible Employees erroneously omitted from the Plan (pursuant to Section 2.6), third, to offset Employer Contributions; fourth, to offset administrative costs; and finally, allocated to Participants in the same manner as Employer Contributions. Prior to September 1, 2005, forfeitures of assets attributable to the Legacy ESOP during such period shall be used: first to reinstate the previously forfeited Account balances of former Participants, if any, who are reemployed after Break in Service (in accordance with Section 5.4); second, to make contributions to Accounts of Participants erroneously omitted from the Plan (in accordance with Section 2.6) and to correct any other errors or omissions in the administration and operation of the Plan that would otherwise require additional contributions by the employer; and third, allocated among the Accounts of (i) Active Participants and (ii) Participants who terminated on or after their Normal Retirement Date prior to September 1, 2005, in the same proportion that each such Participant’s Plan Compensation for the year bears to the total Plan Compensation of all such Participants for the year.

5.3 Reemployment Before Break in Service. If an Employee has a termination of employment with an Employer and is reemployed before a One-Year Break in Service occurs, he will be treated for vesting purposes as if the termination had not occurred.

5.4 Reemployment After Break in Service. The following special rules apply if an Employee has a One-Year Break in Service and is later reemployed by an Employer.

(a)	His Years of Service prior to the Break in Service shall be taken into account for purposes of determining the vested portion of such Participant’s Employer Contribution Account funded after reemployment (i) if any portion of the Participant’s Employer Contribution Account is vested at the time of the Break in Service, or (ii) if he incurs fewer than five consecutive one-year Breaks in Service.

(b)	His Years of Service which accrue after the Break in Service shall be taken into account for purposes of determining the vested portion of such Participant’s Employer Contribution Account funded prior to the Break in Service, provided such Participant is reemployed by the Employer before he incurs five (5) consecutive one-year Breaks in Service.

(c)	If a Participant has a termination of employment with Employer and receives a distribution of the balance of his Employer Contribution Account, he will be credited with the full value of his forfeited account balance, determined as of the date of the distribution, provided the Participant repays the amount of the distribution before the earlier of (1) five (5) years after the first day on which an Employee is subsequently reemployed by the Employer, or (2) the close of the first period of five (5) consecutive Breaks in Service. Any Participant who terminates employment with zero vesting shall be credited with the full value of his Employer Contribution Account determined as of the date of the deemed distribution if the Participant is reemployed before he incurs five (5) consecutive One-Year Breaks in Service.

(d)	If any credit is required under this Paragraph (c), the credit shall be made at the close of the Plan Year in which occurs the later of the reemployment or the repayment. The credit shall be satisfied from Forfeitures or from Employer Discretionary Contributions.

ARTICLE VI

ALLOCATIONS

6.1 Allocation of Contributions. Contributions to the Plan shall be allocated in the following manner:

(a)	Pre-Tax Contribution and Catch-up Contributions shall be allocated to the Pre-Tax Contribution and Catch-up Contribution Accounts of each Participant in accordance with the provisions of Article III.

(b)	Matching and Employer Discretionary Contributions shall be allocated to the Employer Contribution Account of each Participant in accordance with the provisions of Article IV.

(c)	Qualified Matching Contributions and Qualified Nonelective Contributions shall be allocated to the Pre-Tax Contribution Account of each Participant in accordance with the provisions of Appendix B, Section 6.

(d)	All contributions made to the Plan according to the provisions of Articles III and IV and Appendix B shall be contributed to the non-ESOP portion of the Plan. Such contributions that are invested in the Employer Securities Fund at a Participant’s election or as prescribed in the Plan shall be transferred from the non-ESOP portion of the Plan to the ESOP as soon as administratively feasible.

6.2 Definitions.

(a)	The term Annual Addition shall mean, for any Limitation Year, the sum of Matching Contributions, Pre-Tax Contribution Contributions, Employer Discretionary Contributions, Qualified Matching Contributions, and Qualified Non-Elective Contributions.

(b)	The term Defined Benefit Plan Fraction shall mean, for any year, a fraction (a) the numerator of which is the projected annual benefit of the Participant under any defined benefit plan maintained by the Employer (determined as of the close of the Plan Year), and (b) the denominator of which is the lesser of (i) the product of 1.25 multiplied by the maximum dollar limitation in effect under Code Section 415(b)(1)(A) for such year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) for such year.

(c)	The term Defined Contribution Plan Fraction shall mean, for any year, a fraction (a) the numerator of which is the sum of the Annual Additions to the Participant’s Accounts as of the close of the Plan Year, and (b) the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with a Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such year (determined without regard to

Code Section 415(c)(6)), or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) for such year.

(d)	The term Employer includes the group of Employers, if any, which constitute a controlled group of corporations, trades or businesses under common control (within the meaning of Code Sections 1563(a) or 414(b) as modified by 415(h) and 414(c)), or an affiliated service group (within the meaning of Code Sections 414(m) and 318). All such Employers shall be treated as a single Employer for purposes of applying the Code Section 415 limitations.

(e)	The term Limitation Year shall mean the Plan Year.

6.3 Annual Additions. Except to the extent permitted under Section 3.7 and Code Section 414(v), if applicable, the Annual Addition limit in this Section 6.3 shall be the lesser of (a) $40,000, as adjusted for increases in the cost of living under Code Section 415(d), or (b) 100% of the Participant’s Limitation Compensation for such Limitation Year. The limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419(A)(f)(2)) that is otherwise treated as an Annual Addition. Makeup contributions for Returning Veterans will be subject to this limitation with respect to the year in which the contributions relate but not in the year in which the contributions were made.

6.4 Limitation for Other Defined Contribution Plans. In the event that the Annual Addition which would otherwise be made to an Employee’s accounts under all defined contribution plans maintained by the Employer for any Limitation Year exceeds the limitations set forth in this Article VI, the excess Annual Addition shall be attributed first to the Plan, and the Employer shall treat such excess as follows:

(a)	First, the Pre-Tax Contribution Contributions in excess of the deferrals matched with Matching Contributions shall be returned to the Employee to the extent necessary.

(b)	Second, the portion of the excess consisting of Matching Contributions shall be allocated and reallocated to the Pre-Tax Contributions of other Active Participants in accordance with Section 4.1 to the extent such allocations would not cause Annual Additions to each Active Participant’s Accounts to exceed the limitations of this Section 6.4

(c)	Third, the portion of the excess consisting of Employer Discretionary Contributions shall be allocated and reallocated to the Employer Contribution Accounts of other Active Participants in accordance with Section 4.2 to the extent such allocations would not cause Annual Additions to each Active Participant’s Accounts to exceed the limitation of this Section 6.4.

(d)	If treated in accordance with subparagraphs (a) through (c) above, the excess amounts shall not be deemed Annual Additions in that limitation year if the excess amounts are a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s annual Plan Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3)) that may be made with respect to any individual under the limits of Section 415 or under other limited facts and circumstances that the Commissioner finds justify the availability of the rules set forth in this subparagraph.

(e)	To the extent excess Annual Additions exist after the distributions described in subparagraphs (a) through (c), such excess amounts shall be allocated to a Section 415 Suspense Account. All amounts in the Section 415 Suspense Account must be used to reduce Matching Contributions, contributions required on account of a Top-Heavy Plan Year, or Employer Discretionary Contributions in succeeding Limitation Years. In the event of termination of the Plan, the balance of the Section 415 Suspense Account shall revert to the Company to the extent it may not then be allocated to any Participants’ Accounts.

ARTICLE VII

INVESTMENTS

7.1 Trust Fund. All contributions, and the earnings on such amounts, shall be delivered to the Trustee and held in trust and pursuant to the terms of the Plan, and in particular the terms of this Article VII and Article XV.

7.2 Separate Accounts. Separate Accounts shall be maintained by the Trustee or a recordkeeping agent appointed by the Plan Administrator for each Participant.

7.3 Valuation. The fair market value of the assets comprising the Trust shall be determined as of each Valuation Date, in accordance with generally accepted valuation methods and accounting practices. As of each Valuation Date, the value of each Account shall be adjusted to reflect the effect on each sub-account of any change in the value of each Investment Fund since the preceding Valuation Date, as well as the effect of any deposits, withdrawals, distributions, other transactions and charges occurring since the last Valuation Date. The Committee shall provide to each Participant, Beneficiary and Alternate Payee as of the end of each calendar quarter a statement of the value of each Account in which such person has an interest.

7.4 Available Investments.

(a)	The Committee shall determine the investments to be offered under the Plan and may, from time to time, change the investments offered hereunder (“Investment Funds”). Participants may invest funds held in each of their Accounts in any of the Investment Funds offered under the Plan. There shall be at least three Investment Funds available to Participants, in addition to the Employer Securities Fund.

(b)	Notwithstanding the above, Participants may not invest any portion of their Accounts in an investment that would result in unrelated business income tax or a prohibited transaction. Specifically, debt-financed income, margin accounts and self-dealing transactions are not permitted.

(c)	As of each Valuation Date, the Trustee shall perform a valuation of each investment in order to determine the value of each investment and to reconcile the Investment Funds from the prior Valuation Date. Such valuation shall recognize any appreciation or depreciation in the fair market value of all securities or other property held by each respective investment, any cash and accrued earnings and shall take into account any accrued expenses and proper charges against the investment as of such Valuation Date.

7.5 Employer Securities Fund. The Trustee shall maintain an Employer Securities Fund in accordance with Section 8.1. The purpose of the fund shall be to permit Participants to acquire an equity interest in the business of the Company through ownership of its common stock.

The Trustee may acquire Employer Securities from shareholders of the Company or directly from the Company. Neither the Trustee, the Employer, nor the Plan Administrator shall have any responsibility or duty to anticipate market condition changes in the value of Employer Securities in order to maximize return or minimize loss with respect to any acquisition or sale of such securities. The expenses directly related to any purchase or sale of Employer Securities will be paid by the Participant who requests such purchase or sale.

In accordance with rules established by the Plan Administrator or Trustee, a Participant may convert a designated portion of his or her investment in the Employer Securities Fund to one or more of the other Investment Funds made available by the Committee pursuant to Section 7.4(a). Such conversions shall be allowed each business day, provided that any change is received by the Committee within such time period preceding the effective date or time as shall be prescribed by the Committee.

7.6 Investment of Contributions.

(a)	A Participant may direct that Contributions to his Accounts be allocated to one or more of the Investment Funds then available by providing a written request to the Committee, by providing appropriate instructions via the Internet, via telephonic direction, or via such other media as the Committee may prescribe. The total of all such allocations shall equal one hundred percent of the Participant’s interest in his Accounts. The Committee will provide, upon Participant’s request, a written confirmation of any investment made pursuant to his investment instructions.

(b)	Each Participant must consent to the allocation of his contributions among the available investments. Such direction shall continue in effect until the Participant provides a different allocation. Changes in the investment direction of future contributions may be made daily, provided any change is received by the Committee within such time period preceding the effective date as shall be prescribed by the Committee. In the event an acceptable form is not received by the Committee for all or any portion of a Participant’s Accounts, or if adequate instructions are not provided, the current investment direction shall continue in effect until adequate instructions are received.

(c)	If no investment direction exists, the Participant’s affected interest shall automatically be invested in the default Investment Fund(s) prescribed by the Committee.

7.7 Transfer of Amounts Among Investments

(a)	A Participant may elect to transfer amounts within Accounts from one investment to another in increments of one percent (1%), on a daily basis, provided any change is received by the Committee within such time period preceding the effective date or time as shall be prescribed by the Committee. Any such change shall be made in writing on a form acceptable to the Committee, via the Internet, via telephonic direction, or via such other media as the Committee may prescribe. Such election shall be effective as soon as administratively feasible. Percent transfers will be converted into fund shares, traded based on the previous night’s price, and processed based on the current night’s price.

(b)	The timing and frequency of transfers among investment options may be further restricted if such restrictions are required by the institution handling or providing the investment.

7.8 Liability for Investment Decisions. This Plan is intended to constitute a plan described in Section 404(c) of ERISA, and Title 29 of the Code of Federal Regulations Section 2550.404c-1. Fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by each Participant or Beneficiary. Neither the Employer, the Trustee nor the Committee shall be responsible for any loss that may result from a Participant’s exercise of control over the investment of his Accounts.

Each Participant shall have exclusive responsibility for and control over the investment of amounts allocated to his Accounts. Neither the Employers, the Trustee nor the Committee shall have any duty, responsibility or right to question a Participant’s investment directions or to advise a Participant with respect to the investment of his accounts.

The Committee will be obligated to follow the Participant’s investment directions except when the instructions:

(a)	are not in accordance with this Plan document and instruments governing this Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA;

(b)	would result in a prohibited transaction described in ERISA Section 406 or Code Section 4975 that is not otherwise exempted by statute or regulation;

(c)	would generate income that would be taxable to this Plan;

(d)	would cause a fiduciary to maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States other than as permitted by Section 404(b) of ERISA and related regulations;

(e)	would jeopardize the Plan’s tax qualified status under the Code; or

(f)	could result in a loss in excess of the Account balance.

7.9 Accounting Procedures. The Committee shall establish such equitable accounting procedures as may be required to make (a) allocations, (b) valuations, and (c) adjustments to Participants’ accounts in accordance with the provisions of the Plan. The Plan Administrator may modify its accounting procedures, from time to time, for the purpose of achieving equitable and nondiscriminatory allocations.

ARTICLE VIII

EMPLOYER SECURITIES FUND

8.1 Status of Employer Securities Fund. “Employer Securities Fund” means the investment fund or account of the Plan maintained hereunder, the assets of which are invested primarily or solely in Employer Securities. “Employer Securities” means common stock issued by the Employer, which securities are qualifying employer securities within the meaning of Code Section 409(l). Amounts allocated to the Employer Securities Fund from time to time, including all Employer Securities held in the Plan as of June 30, 2005, shall be deemed to constitute a plan that is an employee stock ownership plan (“ESOP”) within the meaning of Code Section 4975(e)(7), the assets of which are invested primarily or solely in Employer Securities. Amounts transferred from the Legacy ESOP that were invested in Employer Securities while held by the Legacy ESOP shall also be held in the Employer Securities Fund. Participants shall at all times have the right to diversify shares in the Employer Securities Fund that are allocated to their accounts, by directing that such shares be invested in other Investment Funds under the Plan (the number of other Investment Funds shall be no less than three).

8.2 Maintenance of Employer Securities Fund. Amounts allocated to the Employer Securities Fund shall be invested and reinvested in Employer Securities. The acquisition and disposition of such shares shall be made by the Trustee (or its designee) in accordance with the provisions of the Trust.

8.3 Dividends. Effective for Dividend record dates occurring on or after June 30, 2005, the Committee shall cause to be distributed in accordance with this Section 8.3 any Dividends subject to the following special rules:

(a)	Within a reasonable period before the first day of each calendar quarter (January 1, April 1, June 1 and October 1), each Participant shall be entitled to direct the Committee to:

(i)	distribute any Dividend payable hereunder, or

(ii)	reinvest the amount of any such Dividend in the Employer Securities Fund.

Any such election shall be made in the manner designated by the Committee. Such elections shall be irrevocable two days prior to the last day of the calendar quarter that immediately precedes the calendar quarter with respect to which the direction relates (or such other period as the Committee may designate). The Committee, in its discretion, may permit additional directions during a Plan Year, to the extent necessary to comply with Code Section 404(k). Notwithstanding the above, elections with respect to Dividend record dates that occur on or after June 30, 2005, and on or before September 30, 2005, must be made on or before October 31, 2005, and shall be irrevocable as of such date.

(b)	If a Participant fails to make an election in accordance with Section 8.3(a), he or she shall be deemed to have directed the reinvestment of any Dividend in the Employer Securities Fund.

(c)	Dividends shall be:

(i)	directly distributed to applicable Participants as of each Dividend payment date, or

(ii)	distributed from the Plan no less frequently than annually, not later than 90 days after the close of the Plan Year in which each Dividend payment date occurs, in the discretion of the Committee.

(d)	If Dividends are held in the Trust pending distribution or reinvestment hereunder, the Committee shall direct the Trustee to invest such amounts in a manner intended to preserve principal.

8.4 Pass-Through of Voting Rights. With respect to all corporate matters, Employer Securities allocated to the Accounts of Participants shall be voted in accordance with the directions of each such Participant. As soon as administratively feasible before each annual or special shareholders meeting of the Employer, the Trustee, the Plan Administrator or a designee shall furnish to each Participant a copy of any proxy solicitation material furnished to shareholders of the Employer, together with a form requesting confidential instructions on how Employer Securities allocated to such Participant’s Account are to be voted. Upon timely receipt of such instructions, the Trustee, the Plan Administrator or such designee shall vote the securities as instructed. The instructions received from Participants shall be held in strict confidence and shall not be divulged or released to any person, including officers or Employees of the Employer.

Neither the Employer, the Trustee nor the Plan Administrator shall make recommendations to Participants on whether to vote or how to vote. Each Participant in the Plan (or, in the event of the Participant’s death, the Participant’s Beneficiary) is, for purposes of voting the Employer Securities allocated to his Employer Securities Sub-account, hereby designated a “named fiduciary” within the meaning of Section 403(a)(1) of ERISA.

Each Participant, as a named fiduciary, shall also be entitled to separately direct the vote of a portion of the number of votes with respect to which voting direction is not timely received from the Participants (“Undirected ESOP Votes”). Such direction with respect to each Participant who timely elects to direct the vote of Undirected ESOP Votes as a named fiduciary shall be with respect to a number of Undirected ESOP Votes equal to the total number of Undirected ESOP Votes multiplied by a fraction, the numerator of which is the total number of votes attributable to shares of Employer Securities allocated to the Participant and the denominator of which is the total number of votes attributable to the Employer Securities of all Participants who timely elect to vote Undirected ESOP Votes as a named fiduciary.

8.5 Tender Offers. The Plan Administrator, the Trustee or an unrelated third-party recordkeeper shall notify each Participant of a tender or other exchange offer and utilize its best efforts to distribute to Participants in a timely manner all information distributed to other shareholders of the Employer in connection with any such offer. Each Participant shall have the right to instruct the Trustee, the Plan Administrator or the recordkeeper, in writing, as to the manner in which to respond to any tender or exchange offer with respect to Employer Securities allocated to his or her accounts. Such instructions shall be held in strict confidence and shall not be divulged or released to any person, including any officer or director of the Employer except as may be required to implement the provisions of this Section 8.5; provided, however, that the Trustee, the Plan Administrator or the recordkeeper shall advise, upon request, the total number of shares not subject to instructions to exchange or tender.

If the Trustee shall not receive timely instruction from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall tender or exchange any shares of Company Stock with respect to which such Participant has the right of direction in accordance with the same procedures applicable to Undirected ESOP Votes in Section 8.4.

Each Participant in the Plan (or, in the event of the Participant’s death, the Participant’s Beneficiary) is hereby designated as a “named fiduciary” within the meaning of Section 403(a)(1) of ERISA, for purposes of responding to any tender or exchange offer with respect to Employer Securities allocated to his Employer Contribution Account and Employer Securities voted in accordance with the previous paragraph.

8.6 Manner of Distribution. Notwithstanding any other provision of the Plan to the contrary, Participants shall have the right to have amounts in the Employer Securities Fund distributed in the form of Employer Securities, although cash will be distributed in lieu of fractional shares. Notwithstanding any provision in the Plan to the contrary, distributions of balances in the Employer Securities Fund shall comply with Code Section 409(o).

8.7 ESOP Trustee. The Trustee of the Plan shall also be the Trustee of the ESOP portion of the Plan.

8.8 Right of First Refusal. During any period when Employer Securities are not publicly traded on an established market, a Participant (or other recipient of a distribution of Employer Securities) shall not sell Employer Securities without first offering such securities to the Trust (and then to the Employer) at a price equal to the greater of (a) the fair market value of Employer Securities, or (b) the purchase price (or other terms of payment) offered by a bona fide third-party purchaser.

The Participant or other distributee shall notify the Plan Administrator, in writing, of any bona fide third-party offer to purchase and the terms of such offer. The Participant (or distributee) shall be free to sell to such third-party if the Trustee (or the Employer) fails to notify the Participant or distributee, in writing, of its intention to purchase all or any portion of the Employer Securities within thirty days after the Plan Administrator receives written notification of the offer.

Neither the Employer nor the Trustee shall be required to exercise the right of first refusal provided for in this Section 8.8.

8.9 Put. If Employer Securities are not readily tradable on an established market (within the meaning of Code Section 409(h)) at the time of any distribution from the Plan, a Participant (or other recipient of a distribution of Employer Securities) shall be entitled to put all or any portion of such stock to the Employer (or to the Trustee if the Trustee elects to assume the obligations of the Employer) by notifying the Employer (or Trustee), in writing. The following special rules shall apply to the exercise of a put pursuant to this Section 8.9:

(a)	The put may be exercised by the Participant or Beneficiary:

(i)	during the sixty-day period following the date on which the Employer Securities are initially distributed from the Plan, or

(ii)	in the Plan Year immediately following the Plan Year in which the initial distribution occurs during the sixty-day period that commences on the date following the Participant’s (or other distributee’s) receipt of a statement of the value of each Account in accordance with Section 7.3, provided the put was not exercised during the sixty-day period described in (i).

(b)	The consideration paid on the exercise of the put shall equal the fair market value of the Employer Securities determined as of the Valuation Date that immediately precedes or coincides with the date on which the put is exercised.

(c)	If a Participant or Beneficiary fails to exercise the put during the period described in Paragraph (a) by notifying the Plan Administrator, in writing, then neither the Trustee nor the Employer shall have any obligation to purchase Employer Securities distributed to such Participant or other recipient.

(d)	The consideration paid by the Employer on the exercise of a put may consist of an installment note bearing a reasonable rate of interest and a term not to exceed five years, provided such obligation is adequately secured and satisfies the additional requirements of Code Section 409(h).

8.10 Certain Transactions Involving Company Stock.

(a)	No portion of the Trust attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

(i)	during the “Nonallocation Period”, for the benefit of

(A)	any taxpayer who makes an election under Code Section 1042(a) with respect to Company Stock,

(B)	any individual who is related to the taxpayer (within the meaning of Code Section 267(b)), or

(ii)	for the benefit of any other person who owns (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of

(A)	any class of outstanding stock of the Employer or Affiliate that issued such Company Stock, or

(B)	the total value of any class of outstanding stock of the Employer or Affiliate.

(b)	Except, however, subparagraph (a) (1) (ii) above shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the “Nonallocation Period” does not exceed more than five (5) percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267 (c) (4)) in a transaction to which Code Section 1042 is applied.

(c)	A person shall be treated as failing to meet the stock ownership limitation under paragraph (a) (2) above if such person fails such limitation:

(i)	at any time during the one (1) year period ending on the date of sale of Company Stock to the Plan, or

(ii)	on the date as of which Company Stock is allocated to Participants in the Plan.

(d)	For purposes of this Section, “Nonallocation Period” means the period beginning on the date of the sale of the Company Stock and ending on the later of:

(i)	the date which is ten (10) years after the date of sale, or

(ii)	the date of the Plan allocation attributable to the final payment of the exempt loan incurred in connection with such sale.

ARTICLE IX

PAYMENT OF BENEFITS

9.1 Benefits Upon Termination of Employment. A Participant shall be eligible to receive a benefit funded by the Participant’s Accounts upon termination of employment for any reason.

9.2 Distribution Upon Severance From Employment (Removal of Same Desk Rule). Effective January 1, 2002, a Participant’s Accounts shall be distributed on account of the Participant’s severance from employment, regardless of when the severance from employment occurred. However, such a distribution shall be subject to the provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

9.3 Form of Distribution. Distribution will be made in cash or Employer Securities or both, provided that a Participant or Beneficiary can demand that his distribution of assets held in the Employer Securities Fund will be made only in the form of Employer Securities.

9.4 Form of Benefit. The normal form of benefit is a single lump sum benefit. The optional form of benefit is installment payments paid over a period certain in monthly, quarterly, semi-annual or annual installments. The period over which such payment is to be made shall not extend beyond the earlier of the Participant’s life expectancy (or the life expectancy of the Participant and his Designated Beneficiary). Section 9.10(b) explains the form of distribution to a Designated Beneficiary, as defined in Section 9.10(e).

Unless the Participant elects a longer distribution period in writing, distributions to a Participant or his Beneficiary attributable to Employer Securities shall be in a lump sum or in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than five (5) years. In the case of a Participant with an account balance attributable to Employer Securities in excess of $500,000, the given (5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000. The dollar limits shall be adjusted at the same time and in the same manner as provided in Code Section 415(d).

9.5 When Benefits are Paid or Commence.

(a)	Immediate Distribution. Effective March 28, 2005, if the total value of a Participant’s Accounts is $1,000 or less at any time after it becomes distributable upon termination of an employment the distribution shall be made as soon as administratively feasible in a single sum.

(b)	Participant’s Election. Effective March 28, 2005, if the total value of a Participant’s Accounts is greater than $1,000 at any time after it becomes distributable after termination of employment, the Participant must consent to a distribution. The distribution shall be made as soon as administratively feasible after a request has been made.

(c)	Minimum Required Distribution. A Participant’s benefit distribution shall commence no later than the Participant’s Required Beginning Date. The amount of each distribution (if not distributed in a single sum) shall be no less than the Minimum Required Distribution calculated in accordance with applicable IRS regulations. With respect to distributions made on or after January 1, 2003, Section 9.10 shall apply.

(d)	Alternate Payee. Payment to an Alternate Payee pursuant to a Qualified Domestic Relations Order (“QDRO”) as defined in Section 9.9 shall be made at such time as determined pursuant to the QDRO and in a form of benefit elected pursuant to Section 9.4 .

(e)	Death Benefit. If a Participant dies with a balance in his Accounts, the benefit of such Participant shall be distributed to the Participant’s Beneficiary in a form of benefit elected pursuant to Section 9.4 as soon as administratively practicable after the Participant’s death. If a Participant dies while benefit payments are being made in accordance with Section 9.4, the remaining installment shall be paid to the Participant’s Beneficiary determined under this Article. Distributions on or after January 1, 2003 that are made pursuant to this Section 9.5(e) shall comply with the terms of Section 9.10. Further, Designated Beneficiaries may elect on an individual basis whether the 5-year rule or life-expectancy rule in Sections 9.10(b)(ii) and 9.10(d)(ii)(A) applies to distributions after the death of a Participant. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required to begin pursuant to Section 9.10(b)(ii) or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If the designated Beneficiary does not make an election under this paragraph, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

Effective January 1, 2002, a Participant’s Rollover Contribution Account shall not be considered in determining the value of a Participant’s Accounts for purposes of the mandatory immediate lump sum distribution rule and Participant election provisions in Section 9.4(b).

If a Participant or Beneficiary fails to furnish information reasonably requested by the Committee that is necessary to determine whether such Participant or Beneficiary has satisfied all requirements for payment of benefits, the Committee shall delay payment of benefits until the requested information is furnished and shall make reasonable efforts to obtain such information.

Unless the Participant elects otherwise, no provision of the Plan shall require payment of a Participant’s benefits under the Plan to commence as of a date that is more than 60 days after the close of the later of (a) the Plan Year in which the Participant attains age 65 or (b) the Plan Year in which said Participant terminates employment with the Employer.

9.6 Direct Rollover Rules. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article, the Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Definitions are as follows:

(a)	The term Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and distributions on account of a Financial Hardship, Section 10.2 herein.

Effective January 1, 2002, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

(b)	An Eligible Retirement Plan includes an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

Effective January 1, 2002, an Eligible Retirement Plan shall include an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p).

(c)	The term Distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(d)	The term Direct Rollover means a payment by the plan to the eligible retirement plan specified by the Distributee.

9.7 Notice. The notice required by Section 1.411(a)-11(c) of the Income Tax Regulations must be provided to a Participant no less than 30 days and no more than 90 days before the date of distribution. The notice explains a Participant’s right to defer receipt of the distribution if his benefit exceeds $1,000 ($5,000 prior to March 28, 2005). A Participant will also receive an explanation of his distribution options no less than 30 days and no more than 90 days before the date of distribution. The distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(a)	the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

(b)	the Participant, after receiving the notice, affirmatively elects a distribution.

9.8 Nonalienation of Benefits. Except with respect to federal income tax withholding and federal tax levies, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

Notwithstanding the above, the Committee shall direct the Trustee to comply with a qualified domestic relations order described in Section 9.9.

9.9 Qualified Domestic Relations Order. All rights and benefits, including election rights, provided to Participants pursuant to this Plan, are subject to the rights afforded to any “Alternate Payee” pursuant to a “qualified domestic relations order,” (“QDRO”) as those terms are defined below. An Alternate Payee shall generally have the same rights as a Participant, with respect to investment of Accounts and distributions from the Plan.

Payment to an “Alternate Payee” pursuant to a QDRO shall be made at such time as determined pursuant to the QDRO and even while the Participant is employed if the QDRO requires or permits such distribution. The payment shall be based on the value of the Alternate Payee’s interest in the account as of the Valuation Date preceding the date the payment is made. If the Participant has a loan as an investment of his account, such Participant will continue to be responsible for the entire loan. The Plan Administrator is authorized to establish any additional rules necessary to determine the rights of Alternate Payees under QDROs.

Pursuant to the provisions of Section 414(p) of the Code, a “qualified domestic relations order” shall mean a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including a community property law) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant (“Alternate Payee”) and which:

(a)	creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan; and

(b)	specifies (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant’s benefits under the Plan to be paid to each such Alternate Payee, or the manner in which such amount or percentage is to be determined and, (iii) the number of payments or the period to which the order applies; and

(c)	does not require this Plan to:

(i)	provide any type or form of benefit, or any option, not otherwise provided hereunder;

(ii)	pay any benefits to any Alternate Payee prior to the earlier of:

(A)	the earliest date benefits are payable hereunder to a Participant, or

(B)	the later of the date the Participant attains age 50 or the earliest date on which the Participant could obtain a distribution under the Plan if the Participant terminated employment;

(iii)	pay any benefits which are not vested under the Plan;

(iv)	provide increased benefits; or

(v)	pay benefits to an Alternate Payee which are required to be paid to another Alternate Payee under a prior QDRO.

Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an Alternate Payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected

Participant and any person identified in the document as an Alternate Payee of the receipt of such judgment, decree order and shall notify the affected Participant and any such designated Alternate Payee of the Committee’s procedure for determining whether or not the judgment, decree or order is a QDRO.

The Committee shall establish procedures to determine the status of a judgment, decree or order as a QDRO and to administer Plan distributions in accordance with any such QDRO. Such procedures shall be in writing, shall include provisions specifying the notification requirements enumerated in the preceding paragraph, shall permit an Alternate Payee to designate a representative for receipt of communications from the Committee, and shall include such other provisions as the Committee shall determine, including such provisions required under Treasury Regulations.

In the event that the Committee is informed in writing of a claim by a person (a “Claimant”) that may result in the rendering of a qualified domestic relations order with respect to a Participant’s Accounts in the Plan, the Committee is authorized to suspend any payments from those Accounts until receipt of a judgment, decree or order setting forth the rights of Claimant as an Alternate Payee, or upon receipt of an order or written release by the Claimant evidencing that the Claimant has no further claim to the Participant’s interest in the Plan.

If the judgment, decree or order is determined to be a qualified domestic relations order within the 18-month period following the receipt by the Committee of the qualified domestic relations order, then payment of the amount shall be paid to the appropriate Alternate Payee at the time and in the form specified in such order. If such a determination is not made within the 18-month period, the amount shall be returned to the Participant’s Accounts under the Plan and shall be paid at the time and in the manner provided under the Plan as if no order, judgment or decree had been received by the Committee.

9.10 Minimum Distribution Requirements.

(a)	General Rules.

(i)	Effective Date. The provisions of this Section 9.10 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)	Precedence. The requirements of this Section 9.10 will take precedence over any inconsistent provisions of the Plan.

(iii)	Requirements of Treasury Regulations Incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

(iv)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 9.10, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act

(TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(v)	Definitions. The definitions for this Section 9.10 are at Section 9.10(e).

(b)	Time and Manner of Distribution.

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 9.10(b)(ii), other than Section 9.10(b)(ii)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Section 9.10(b)(ii) and Section 9.10(d), unless Section 9.10(b)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 9.11(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 9.10(b)(ii)(A).

(iii)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 9.10(c) and (d).

(c)	Required Minimum Distributions During Participant’s Lifetime.

(i)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(ii)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 9.10(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death.

(i)	Death On or After Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 9.10(d)(i).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated

Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 9.10(b)(ii)(A), this Section 9.10(d)(ii) will apply as if the surviving spouse were the Participant.

(e)	Definitions. The following definitions are applicable to this Section 9.10.

(i)	Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.5 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 9.10(b)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)	Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv)	Participant’s Account Balance. The Account Balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v)	Required Beginning Date. The date specified in Section 1.46 of the Plan.

ARTICLE X

IN-SERVICE DISTRIBUTION AND LOANS

10.1 In-Service Distributions. With the exception of hardship distributions pursuant to Section 10.2, and loans pursuant to Section 10.3, in-service distributions are not permitted.

10.2 Financial Hardship. Prior to a Participant’s termination of employment he may apply to the Committee for a withdrawal of vested funds held in his Accounts on account of a Financial Hardship. However, the total of such withdrawals from a Participant’s Pre-Tax Contribution and Catch-up Contribution Accounts shall not exceed the total of his Pre-Tax Contribution and Catch-up Contributions, less earnings accrued prior to January 1, 1989 on a Participant’s Pre-Tax Contributions. The withdrawal shall be made only under the following conditions:

(a)	The withdrawal may be made only to meet one of the following needs:

(i)	Medical expenses described in Code Section 213(d), incurred by the Participant, the Participant’s spouse, or any dependent (as defined in Code Section 152) of the Participant;

(ii)	Purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)	Payment for all or a portion of the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents;

(iv)	To prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(v)	Any other need that the Commissioner of the IRS determines is a deemed immediate and heavy financial need and is authorized by the Committee.

(b)	The Participant provides to the Committee a letter containing the following:

(i)	A statement of the amount needed and the purpose for which it is needed;

(ii)	A representation that the expense will not be paid for by insurance or other source specific to the expense, that the Participant and his spouse (and the Participant’s minor child, if the expense is for the child’s benefit) have no assets he can liquidate to pay for the expense without creating a new hardship, and that ceasing Pre-Tax Contributions will not suffice to satisfy the needs;

(iii)	A representation that the Participant has not been able to borrow from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need; and

(iv)	A promise that the funds will be used only for the specified purpose.

(c)	The withdrawal cannot exceed the amount necessary to satisfy the need described at paragraph (a), plus any amounts necessary to pay federal or state income taxes or penalties reasonably anticipated to result from the distribution.

(d)	The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all “plans” (as contemplated by U.S. Treasury Regulation Section 1.401(k)-1(d)(2)(iii)), maintained by the Employer.

(e)	Prior to 2002, a Participant’s Pre-Tax Contributions under this Plan were required to be suspended for at least twelve (12) months after receipt of the hardship distribution. A Participant who receives a distribution of Pre-Tax Contributions or Catch-up Contributions after December 31, 2001 on account of hardship shall be prohibited from making Pre-Tax Contributions and Catch-up Contributions for 6 months after receipt of the distribution. A Participant who receives a distribution of Pre-Tax Contributions or Catch-up Contributions in calendar year 2001 on account of hardship shall be prohibited from making Pre-Tax Contributions and Catch-up Contributions under this Plan for 6 months after receipt of the distribution or until January 1, 2002, if later.

(f)	The Participant’s limit on Pre-Tax Contribution Contributions in the year immediately following the year of the withdrawal shall be the limit under Section 3.4 for that year, less the amount of the Participant’s Pre-Tax Contribution Contributions made in the year of the hardship withdrawal. However, if the Plan provides for a hardship distribution upon satisfaction of the safe harbor (deemed) standards as set forth in Treasury Regulation Section 1.401(k)–1(d)(2)(iv) and Section 10.2(a)(i) through (iv) above, effective January 1, 2002, there shall be no reduction in the maximum amount of elective deferrals that a Participant may make pursuant to Section 402(g) of the Code solely because of a hardship distribution made by this Plan or any other plan of the Employer.

10.3 Loans to Participants. A Participant may make a loan from the Plan, subject to the following rules and limitations:

(a)	Loans shall be made available to all Participants who are current Employees on an equal basis in accordance with the written procedure established by the Committee and communicated to the Participants. Loans shall be available based solely upon completion of the application form and the Participant’s vested balances in his or her Accounts.

(b)	The principal amount of a loan to a Participant pursuant to this Section may not exceed the lesser of:

(i)	$50,000 (reduced by the Participant’s highest outstanding balance of Plan loan(s) during the twelve (12) month period ending on the day before the date on which the loan was made), or

(ii)	fifty percent (50%) of the Participant’s vested Accounts balance.

(c)	Each loan shall bear a reasonable rate of interest, as determined by the Trustee.

(d)	Principal and interest on loans shall be repaid over a term determined by the Participant, but such term shall not be less than 12 months or more than five years, unless the loan is used to acquire a principal residence of the Participant, in which case the maximum term shall not exceed ten years.

(e)	A loan made pursuant to this Article X shall be repaid in accordance with a schedule established by the Committee, which schedule shall call for payments of interest and amortized payments of principal over the term of the loan.

(f)	Each loan shall be evidenced by the Participant’s promissory note for the amount of the loan, including interest, payable to the order of the Trust, and each loan shall be secured by collateral. The collateral shall consist of the assignment of up to fifty percent (50%) of the Participant’s right, title and interest in the Participant’s vested Accounts in the Trust. The promissory note shall contain the terms of repayment and such other provisions as may be necessary or advisable.

The Committee may prescribe such additional rules and procedures as it may deem appropriate, including, without limitation, rules and procedures by which the making of loans to Participants or to any class of Participants may be terminated, suspended, or restricted, if and to the extent deemed by the Committee to be necessary or desirable in order to effect compliance with applicable laws and regulations, pursuant to a Participant Loan Program, which shall be established in writing and made a part of the Plan.

ARTICLE XI

ADMINISTRATION

11.1 Board of Directors. The Board of Directors shall have the following duties and responsibilities in connection with the administration of the Plan:

(a)	making decisions with respect to contributions to the Plan;

(b)	making decisions with respect to amending or terminating the Plan;

(c)	making decisions with respect to the selection, retention and removal of the Trustee and the members of the Committee;

(d)	periodically reviewing the performance of the Trustee and the members of the Committee; and

(e)	performing such additional duties as are or may be imposed by law.

The Board of Directors will have all powers and authority necessary or appropriate to carry out its duties and responsibilities with respect to the administration of the Plan. The Board of Directors may by written resolution allocate its duties and responsibilities to one or more of its members or delegate such duties and responsibilities to any other persons, provided, however, that any such allocation or delegation shall be terminable upon such notice as the Board of Directors deems reasonable and prudent under the circumstances.

11.2 Administrative Committee. The Administrative Committee (the “Committee”) shall administer the Plan and is designated as the “administrator” within the meaning of Section 3(16) of ERISA. The Committee shall have not less than three members, who shall be appointed by the Board of Directors and who may be removed by the Board of Directors at any time with or without cause. A Committee member may resign at any time by filing his written resignation with the Board of Directors.

All members of the Committee are designated as agents of the Plan for the service of legal process.

The Company will notify the Trustee in writing of each Committee member’s appointment, and the Trustee may assume such appointment continues in effect until written notice to the contrary is given by the Company.

11.3 Committee’s Duties and Responsibilities. The Committee shall have the following duties and responsibilities in connection with the administration of the Plan:

(a)	interpreting and construing the provisions of the Plan;

(b)	determining all questions of eligibility to participate, eligibility for benefits, the allocation of contributions, and the status and rights of Participants, Beneficiaries and Alternate Payees;

(c)	complying with the reporting and disclosure requirements established by ERISA;

(d)	determining and deciding any dispute arising under the Plan and administering the Plan’s claims procedures;

(e)	directing the Trustee concerning all payments to be made out of the Trust in accordance with the provisions of the Plan;

(f)	establishing procedures for withholding of federal income tax from distributions;

(g)	establishing procedures to prevent the Plan from engaging in transactions described in Section 406 of ERISA and transactions described in Section 4975(c) of the Code;

(h)	establishing equitable accounting methods and designating additional Valuation Dates;

(i)	communicating with Participants, Beneficiaries and Alternate Payees;

(j)	reviewing the performance of the Trustee;

(k)	reviewing the performance of any advisors appointed by the Committee;

(l)	selecting and reviewing Investment Funds;

(m)	making recommendations to the Board of Directors with respect to the amendment or termination of the Plan; and

(n)	keeping minutes to record its proceedings, acts and decisions pertaining to the administration of the Plan.

11.4 Committee’s Powers The Committee will have all powers and authority necessary or appropriate to carry out its duties and responsibilities with respect to the operation and administration of the Plan. It shall interpret and apply all provisions of the Plan and may supply any omission or reconcile any inconsistency or ambiguity in such manner as it deems advisable, including the adoption of interpretative memoranda. All determinations and any actions of the Committee will be conclusive and binding upon all persons, except as otherwise provided herein or by law; provided, however, that the Committee may revoke or modify a determination or action previously made in error. The Committee shall exercise all powers and authority given to it in a nondiscriminatory manner, and will apply uniform administrative rules of general application in order to assure similar treatment to persons in similar circumstances.

The Committee may delegate to any such agent or any sub-committee or member of the Committee its authority to perform any duty or responsibility specified in Section 11.3, including those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Committee. Any member of the Committee, any sub-committee or agent to whom the Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity (including service as both Committee member and Trustee) with respect to the Plan.

Any action or decision concurred in by a majority of the Committee members, either at a meeting or in writing (including electronic communications) without a meeting, will constitute an action or decision of the Committee. The Committee may adopt and amend such rules for the conduct of its business and administration of the Plan as it deems advisable.

11.5 Chairman of the Committee. The Committee shall elect any Committee member to serve as Chairman, and may remove him at any time. The Chairman, or a majority of the Committee members then in office, will have the authority to execute all instruments or memoranda necessary or appropriate to carry out the actions and decisions of the Committee; and any person may rely upon any instrument or memoranda so executed as evidence of the Committee’s action or decision indicated thereby.

11.6 Claims Review Procedure. If a Participant (or Beneficiary or Alternate Payee) believes a benefit or distribution is due under the Plan, he may request the distribution of such benefit, in writing, on forms acceptable to the Committee. At such time, the Participant (or Beneficiary) will be given the information and materials necessary to complete any request for the distribution of a benefit. Benefits under the Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.

If the request for distribution is disputed or denied, the following action shall be taken:

(a)	Notice. First, the Participant (or Beneficiary) will be notified, in writing, of the dispute or denial as soon as possible (but no later than 90 days) after receipt of the request for a distribution. If special circumstances require an extension of time for processing of the claim, the Committee will give the Participant a written notice of the extension prior to the end of the initial 90-day period. In no event will the extension exceed an additional 90 days.

The denial notice will set forth in a clear and simple manner: (i) the specific reasons for the denial, (ii) reference to relevant provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the participant to perfect the claim and an explanation of why such items are necessary; and (iv) appropriate information as to the steps to be taken if the Participant wishes to submit his or her claim for review, including the right to bring an action under ERISA Section 502(a) following an adverse determination on review.

(b)	Review Procedure. Second, the Participant (or Beneficiary) shall be entitled to a full review of his request for a distribution. A Participant (or Beneficiary) desiring a review of the dispute or denial must request such a review, in writing, no later than 60 days after notification of the dispute or denial is received. The Committee will undertake a full and fair review of the denial of the claim.

The Participant should include in his written appeal the following information to support his claim for benefits: (i) a list of the issues in the claim denial that he chooses to contest, if any, and that he wishes the Committee to review on appeal; (ii) his position on each issue; (iii) any additional facts that he believes support his position on each issue; and (iv) any legal or other arguments he believes support his position on each issue.

The Participant or his authorized representative will be permitted to submit issues and comments relevant to the claim and given reasonable access to, and copies of, all documents and information relevant to the claim for benefits at no charge. The review will consider all items submitted by the Participant, regardless of whether such information was submitted or considered in the initial benefit determination.

(c)	Decision on Review. The Committee shall render its decision within 60 days after receipt of the request for the review. In the event special circumstances require an extension of time, the Committee shall notify the Participant (or Beneficiary), and the decision will be rendered no later than 120 days after the receipt of the request. If an extension is required, written notice of the extension will be furnished to the Participant before the termination of initial 60-day review period.

The decision on review will be in written or electronic form and will contain, in the event of a claim denial, the following: (i) specific reasons for the decision, written in a clear and simple manner; (ii) specific references to the pertinent Plan provisions on which the decision is based; (iii) a statement that the Participant may request, at no charge, reasonable access to and copies of all documents, records and other information relevant to the claim for benefits; and (iv) a description of the Plan’s appeal and arbitration procedures (if any), and the Participant’s right to bring an action under ERISA Section 502(a).

If the decision on review is not furnished within the time period set forth in this Subsection 11.6(c), the claim will be deemed denied on review.

11.7 Information from Participants, Beneficiaries and Alternate Payees. Each Participant, Beneficiary and Alternate Payee shall be required to furnish to the Committee, in the form prescribed by it, such personal data, affidavits, authorization to obtain information, and other information as the Committee may deem appropriate for the proper administration of the Plan.

11.8 Actions. Any action taken by the Plan Administrator on matters within its discretion shall be final and binding on the parties and on all Participants, Beneficiaries or other persons claiming any right or benefit under the Plan, in the Trust, or in the administration of the Plan, except as outlined in the review procedures of Section 11.6.

All decisions of the Plan Administrator shall be uniform and made in a nondiscriminatory manner.

11.9 Bond. The Company shall purchase a bond for the Plan Administrator and any other fiduciaries of the Plan in accordance with the requirements of the Code and ERISA.

11.10 Indemnification. The Company shall defend and indemnify to the full extent permitted by law (including ERISA), which indemnification shall include, but not be limited to, attorney’s fees and any tax imposed as a result of a claim asserted by any person, persons or entity (including a governmental entity), any individual serving as a member of the Committee made or threatened to be made a part to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such individual is or was a member of the Committee.

ARTICLE XII

AMENDMENT AND TERMINATION

12.1 Right to Amend or Suspend Contributions. Subject to the provisions of Section 12.2, the Board of Directors reserves the right to amend the Plan or Trust or suspend contributions to the Plan, in whole or in part, at any time and for any reason without the consent of any Participating Employer, Participant, Beneficiary, or Alternate Payee. Each amendment of the Plan shall be in writing, executed by order of the Board of Directors and shall be effective on the date specified therein. Notice of any amendment, modification or suspension of contributions to the Plan shall be given by the Board of Directors to the Committee, the Trustee, and to all Participating Employers.

12.2 Restriction on Amendment. No amendment under Section 12.1 shall:

(a)	authorize or permit any part of the Plan assets (other than such part as is required to pay taxes, if any, and administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants and that Beneficiaries and Alternate Payees under the Plan prior to the satisfaction of all liabilities of the Plan; or

(b)	deprive a Participant of his nonforfeitable right to benefits accrued as of the date of such amendment. If the vesting schedule of the Plan is amended in such a way that an Employee might in any Plan Year have less vesting credit under the new schedule than under the schedule prior to the amendment, each Employee with at least three Years of Service may elect to have his nonforfeitable percentage computed without regard to such amendment. The period during which such election may be made shall commence with the date the amendment is adopted and shall end on the later of (i) sixty days after the amendment is adopted, (ii) sixty days after the amendment becomes effective, or (iii) sixty days after the Employee or Participant is provided with written notice of the amendment.

12.3 Merger. The Plan may be merged or consolidated with, or its assets and liabilities may be transferred to any other plan. The benefits which would be received by a Participant in the event of a termination of the Plan immediately after such transfer, merger or consolidation shall be at least equal to the benefit such Participant would have received if the Plan had terminated immediately prior to the transfer, merger or consolidation.

12.4 Termination. It is expressly declared to be the desire and intention of each Participating Employer to continue the Plan in existence for an indefinite period of time. However, circumstances not now anticipated or foreseeable may arise in the future, as a result of which a Participating Employer may deem it impractical or unwise to continue the Plan established hereunder, and each Participating Employer therefore reserves the right to terminate the Plan at any time insofar as it affects its Eligible Employees. Any Participating Employer may terminate its participation in the Plan by action of its board of directors. Such termination shall be evidenced by an instrument of termination executed by an officer of the Participating Employer pursuant to authorization by its board of directors and shall be delivered to the Board of Directors, the Committee and to each other Participating Employer. To the maximum extent permitted by ERISA, the termination of the Plan as to any Participating Employer shall not in any way affect any other Participating Employer’s participation in the Plan. No distribution shall be made of Pre-Tax Contribution Account balances as a result of a termination of the Plan unless the Plan is terminated without the establishment or maintenance of another defined contribution plan, as provided in Code Sections 401(k)(2)(B)(i)(II) and 401(k)(10)(A)(i).

ARTICLE XIII

STAND-BY TOP-HEAVY PROVISIONS

13.1 Top Heavy Plan. The Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year. Notwithstanding any other provisions in the Plan, the provisions of this Article XIII shall apply and supersede all other provisions in the Plan with respect to a Plan Year for which the Plan is a Top Heavy Plan.

13.2 Definitions. For purposes of this Article XIII and as otherwise used in this Plan, the following terms shall have the meanings set forth below:

(a)	“Aggregation Group” means the group composed of each qualified retirement plan of a Participating Employer or an Affiliated Company in which a Key Employee is a Participant and each other qualified retirement plan of a Participating Employer or an Affiliated Company which enables a plan of a Participating Employer or an Affiliated Company in which a Key Employee is a Participant to satisfy Sections 401(a)(4) or 410 of the Code. In addition, the Company may choose to treat any other qualified retirement plan as a member of the Aggregation Group if such Aggregation Group will continue to satisfy Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

(b)	“Key Employee” means a “Key Employee” as defined in Section 416(i)(1) and (5) of the Code or Regulations. For purposes of determining which employee is a Key Employee, compensation shall mean “compensation” as defined in Section 1.415-2(d) of the Regulations but including employer contributions made pursuant to a salary reduction arrangement.

Effective January 1, 2002, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(c)	(i) This Plan shall be a “Top Heavy Plan” for any Plan Year if, as of the Determination Date (as defined in paragraph (d) below), the aggregate of the Accounts under the Plan for Participants who are Key Employees (as defined in paragraph (b), above) exceeds 60% of the aggregate of the Accounts of all Participants or if this Plan is required to be in an Aggregation Group (as defined in paragraph (a), above) which for such Plan Year is a top-heavy group.

(ii)	Determination of Values and Amounts: This Section 13.2(c)(ii) shall apply effective January 1, 2002 for purposes of determining the values of Account balances of Employees as of the Determination Date.

(A)	Distributions During Year Ending on the Determination Date. The Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(B)	Employees Not Performing Services During Year Ending on the Determination Date. The Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(d)	“Determination Date” means for any Plan Year the last day of the immediately preceding Plan Year.

13.3 Vesting. This Section 13.3 shall apply only to Participants subject to the graduated vesting schedule in Section 5.1, and shall not apply to Participants or Accounts that are fully vested under such Section 5.1. If the Plan is a Top Heavy Plan with respect to any Plan Year, the Vested Interest of each Participant who has performed one Hour of Service on or after the date the Plan becomes a Top Heavy Plan shall not be less than the percentage determined in accordance with the following vesting schedule:

Years of Service	Vested %
Less than 2 years	0%
2 years but less than 3	20%
3 years but less than 4	40%
4 years but less than 5	60%
5 years but less than 6	80%
6 years or more	100%

The following additional rules shall apply:

(i)	The Top-Heavy vesting schedule set forth in this Section shall apply to the entire balance of such accounts, including benefits which accrued before the Plan became Top-Heavy.

(ii)	In the event the Plan ceases to be Top-Heavy, the vested and nonforfeitable percentage of each Participant’s Employer Contribution Account shall not be reduced by a change in the Plan’s vesting schedule.

(iii)	The Top-Heavy vesting schedule set forth above shall not apply to the Employer Contribution Account of any Participant who does not have an Hour of Service after the Plan initially becomes Top-Heavy. The vested interest of such Participant in his or her Employer Contribution Account shall be determined without regard to this Section.

(iv)	If the Plan ceases to be Top-Heavy, the vesting schedule set forth in this Section shall apply to all Employer Contributions attributable to Plan Years after the Plan ceases to be Top-Heavy. Such change in the vesting schedule shall be treated as an amendment and the provisions of Section 12.2 shall apply.

13.4 Minimum Contribution. For each Plan Year that the Plan is a Top Heavy Plan, the Employer Contributions described in Article IV, allocable to the Accounts of each Participant who has performed an Hour of Service at the end of the Plan Year and who is not a Key Employee, shall not be less than the lesser of (i) 3% of such Participant’s compensation, within the meaning of Section 415 of the Code, or (ii) the percentage at which contributions and forfeitures for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. Such allocation shall be made for each Participant who is not a Key Employee and who is employed by the Employer through the last payroll period ending within the Plan Year. For the purpose of determining the appropriate percentage under clause (i), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not be applicable if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Sections 401(a)(4) or 410 of the Code. Compensation, for purposes of determining a minimum contribution, is Limitation Compensation.

Effective January 1, 2002, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the ACP test and other requirements of Code Section 401(m).

The Company has provided that the minimum benefit requirement shall be met by contribution of the minimum benefits calculated under this Section 13.4 to this Plan.

13.5 Limitations on Contributions. For each Plan Year that the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 as the multiplicand of the dollar limitation in determining the denominator of the defined benefit plan fraction and of the defined contribution plan fraction for purposes of Section 415(e) of the Code. If, after substituting 90 percent for 60 percent wherever the latter appears in Section 416(g) of the Code, the Plan is not determined to be a Top Heavy Plan, the provisions of this Section 13.5 shall not be applicable if the minimum Employer Contribution (including forfeitures) allocable to the Accounts of any Participant who is not a Key Employee is determined by substituting “4” for “3”. If the Participant is a participant in both a defined contribution plan and a defined benefit plan, the benefit from the defined contribution plan minimum shall be comparable to a 3% defined benefit plan benefit.

13.6 Other Plans. The Committee shall, to the extent permitted by the Code and in accordance with the Regulations, apply the provisions of this Article XIII by taking into account the benefits payable and the contributions made under any other plans maintained by a Participating Employer or Affiliated Company which are qualified under Section 401(a) of the Code to prevent inappropriate omissions or required duplication of minimum benefits or contributions by making a comparability analysis to prove that the defined contribution plan is providing a benefit at least equal to the minimum benefit under the defined benefit plan.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Plan Voluntary. Although it is intended that the Plan shall be continued indefinitely, this Plan is entirely voluntary on the part of the Participating Employers and the continuance of this Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of the Participating Employers. The Plan shall not be deemed to constitute a contract between a Participating Employer and any Employee or to be a consideration or an inducement for the employment of an Employee by an Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge or to terminate the service of any Employee at any time without regard to the effects such discharge or termination may have on any rights under the Plan.

14.2 Payments to Minors and Incompetents. If a Participant, Beneficiary or Alternate Payee entitled to receive any benefits hereunder is a minor or is deemed by the Committee, or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, such benefits will be paid to such person or institution as the Committee may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

14.3 Missing Payee. The Committee shall retain the address of each Participant, Beneficiary or Alternate Payee. Any notice sent to the last address filed with the Plan Administrator or for the last address indicated on an Employer’s records will be binding upon a Participant or Beneficiary.

14.4 Required Information. Each Participant shall file with the Committee such pertinent information concerning himself, his spouse and his Beneficiary as the Committee may specify, and no Participant, or Beneficiary, or other person shall have any rights or be entitled to any benefits under the Plan unless and until such information is filed by or with respect to him.

14.5 Communications to Committee. All elections, designations, requests, notices, instructions, and other communications from an Employee, a Participant, Beneficiary, or Alternate Payee to the Committee required or permitted under the Plan (i) shall be in such form as is prescribed from time to time by the Committee, (ii) shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and (iii) shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.

14.6 Communications from Employer or Committee. All notices, statements, reports and other communications from an Employer or the Committee to any Employee, Participant, Beneficiary or Alternate Payee shall be deemed to have been duly given when delivered to (including, where applicable, electronic delivery), or when mailed by first-class mail, postage prepaid and addressed to, such Employee, Participant, Beneficiary or Alternate Payee at his address last appearing on the records of the Committee or Company, or when posted by the Company or the Committee as permitted by law.

14.7 Action. Except as may be specifically provided herein, any action required or permitted to be taken by an Employer may be taken on behalf of the Employer by any authorized officer of the Employer.

14.8 Liability for Benefits. Neither the Trustee, the Employers, the Plan Administrator nor the individual members of the Committee guarantee the Trust from loss or depreciation, nor do they guarantee any payment to any person. The liability of the Trustee, the Employers, the Plan Administrator and the individual members of the Committee to make any payment is limited to the available assets of the Trust.

14.9 Named Fiduciary. The “named fiduciaries” of the Plan within the meaning of ERISA Section 403 shall be (a) the Committee, and (b) the Trustee.

14.10 Gender. Whenever used in the Plan the masculine gender includes the feminine.

14.11 Captions. The captions preceding the Sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

14.12 Applicable Law. The Plan and all rights thereunder shall be governed by and construed in accordance with ERISA and the laws of the State of Louisiana.

14.13 Reversion of Employer Contributions. In no event shall the assets of the Plan revert to the benefit of the Employer. Notwithstanding any provision of the Plan to the contrary, however, all contributions by Employers are conditioned upon the deductibility of such contribution under Code Section 404. To the extent that a deduction is disallowed for an Employer’s contribution, the Trustee shall return the principal amount of such contribution upon the demand of the Employer. Any such demand shall be made within one year following the final determination of the disallowance.

Further, notwithstanding any provision of the Plan to the contrary, any contribution that is made by the Employer on account of a good faith mistake of fact may be returned to the Employer. The Employer shall notify the Trustee, in writing, of such mistake within one year of the contribution. The Trustee shall return the principal amount of the Employer Contribution as soon as possible, but in no event more than 60 days after written notification by the Employer.

The maximum amount that may be returned to an Employer in the case of a mistake of fact or the disallowance of a deduction is the excess of (a) the amount contributed over, as relevant, (b)(i) the amount that would have been contributed had no mistake of fact occurred, or (ii) the amount that would have been contributed had the contribution been limited to the amount that is deductible after any disallowance by the Internal Revenue Service. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the individual account of any Participant to be reduced to less than the balance which would have been in the account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid such reduction.

14.14 Expenses. All expenses of administration shall be paid from the Trust unless paid directly by the Employer. The Employer may reimburse the Trust for any administrative expense paid by the Trust; such reimbursement shall not be treated as an Employer Contribution under the terms of the Plan.

EXECUTED in multiple originals in New Iberia, Louisiana this     day of                     , 2005

WITNESSES:	IBERIABANK Corporation

BY:__________________________________________

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF

BEFORE ME, the undersigned Notary Public, personally came and appeared                             , who being by me sworn did depose and state that he signed the foregoing IBERIABANK Corporation Retirement Savings Plan as a free act and deed on behalf of IBERIABANK Corporation for the purposes therein set forth.

BY:	/s/
Print Name:
Title:

SWORN TO AND SUBSCRIBED
BEFORE ME THIS DAY
OF , 2005.
NOTARY PUBLIC

APPENDIX A

PARTICIPATING EMPLOYERS

IN

IBERIABANK CORPORATION RETIREMENT SAVINGS PLAN

Participating Employer	Date of Participation	Date Participation Ceased

IBERIABANK Corporation	January 1, 1982

Jefferson Bank	October 1996	1997[1]

IBERIABANK	January 1, 1982

Iberia Financial Services, L.L.C.

Acadiana Holdings

[1]	(merged into IBERIABANK).

A-1

APPENDIX B

Non-Discrimination Rules

1.	Employee Contribution Non-Discrimination Rules.

(a)	The term “Actual Deferral Percentage” (hereinafter “ADP”) as used in this Appendix B shall mean, for each specified group of 401(k) Participants for a Plan Year, the average of the ratios (calculated separately for each 401(k) Participant in such group) of (1) the amount of Pre-Tax Contributions actually delivered to the Trustee for the 401(k) Participant Limitation Compensation for the Plan Year to (2) the 401(k) Participant for the portion of such Plan Year (during which) the Employee was a 401(k) Participant. The ADP shall be calculated separately for the group consisting of Highly Compensated Employees and the group consisting of Non-Highly Compensated Employees.

(b)	A 401(k) Participant who fails to make Pre-Tax Contributions shall be included in the testing with a ratio of zero.

(c)	The Tests. In each Plan Year the Plan must satisfy one of the following tests:

(i)	The ADP for 401(k) Participants who are Highly Compensated Employees for the Plan Year does not exceed the ADP for 401(k) Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

(ii)	The ADP for 401(k) Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for 401(k) Participants who are Non-Highly Compensated Employees multiplied by 2.0, provided that the ADP for 401(k) Participants who are Highly Compensated Employees does not exceed the ADP for 401(k) Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

(d)	Under transition relief provided by the Internal Revenue Service Notice 98-1, the Company may elect to determine the ADP for the Non-Highly Compensated Participants for each Plan Year after 1996 based upon either the prior plan year or current plan year data. Testing year information is set forth in Sections 7 and 8 of Appendix B.

(e)	Special Rules in Connection with ADP Testing:

(i)	The ADP for any 401(k) Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Pre-Tax Contributions allocated to his accounts under two or more arrangements described in Code Section 401(k), that are maintained by one or more Employers, shall be determined as if such contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(ii)	In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section 1 of Appendix B shall be applied by determining the ADP of Employees as if all such plans were a single plan.

(iii)	For purposes of determining the ADP test, Pre-Tax Contributions shall be taken into account only if: paid to the Trust before the last day of the twelve (12) month period immediately following the Plan Year to which the contributions relate; and which relate to Limitation Compensation which would have been received by the 401(k) Participants in the Plan Year (but for the deferral election) or which is attributable to services performed by the 401(k) Participants in the Plan Year and would have been received by the 401(k) Participants within 2 1/2 months after the close of the Plan Year (but for the deferral election).

(iv)	The determination and treatment of the ADP amounts of any 401(k) Participants shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In the event that the ADP of the Highly Compensated Employees for the Plan Year determined as a date prior to the last day of the Plan Year indicates that the Plan for the year will not otherwise comply with either ADP test, the Committee has the authority to reduce the Pre-Tax Contribution rate for the remainder of the Plan Year for all or a portion of the Highly Compensated Employees in an equitable manner to increase the likelihood that one of the ADP tests will be satisfied.

2.	Authority of the Committee. The Committee, in its discretion, shall adopt such rules and procedures as it deems necessary or appropriate in order to administer the anti-discrimination tests imposed hereunder. Such procedures may include, but are not limited to, the determination of the method by which the Plan will satisfy such anti-discrimination tests, the method by which earnings will be computed, the determination of Compensation (within the meaning of Section 414(s)) to be used for testing purposes, and the method by which Participants will be notified in the event a distribution or other corrective action is required. All such procedures shall comply with the rules of Code Sections 401(k) and (m) and the regulations promulgated thereunder, though the Committee shall have determine whether to implement the final regulations at Treas. Reg. §1.401(k)-1 et. seq. and §1.401(m)-1 et. seq. earlier than required by such final regulations.

3.	Adjustment to Actual Deferral Percentage Tests.

(a)	Excess Contributions mean the excess of Pre-Tax Contributions on behalf of Highly Compensated Participants for a Plan Year over the maximum amount of such contributions permitted under the ADP test.

(b)	Excess Contributions Distribution. In the event it is determined that, unless adjusted, the ADP test for a Plan Year would not be satisfied, the Pre-Tax Contributions (and other contributions so treated) attributable to the Highly Compensated Participants shall be adjusted (reduced) to the extent necessary to bring the actual deferral ratio (“ADR”) of the Highly Compensated Participants into compliance with the ADP test in accordance with Notice 97-2 (or subsequent modifications). Accordingly, in order to distribute the Excess Contributions, the following procedure is used:

(i)	Step 1 - Calculate the dollar amount of Excess Contributions for each affected Highly Compensated Participant in a manner described in Section 401(k)(8)(B) and Section 1.401(k)-1(f)(2). However, in applying these rules, rather than distributing the amount necessary to reduce the ADR of each affected Highly Compensated Participant in order of these participants’ ADR, beginning with the highest ADR, the Plan uses these amounts in Step 2.

(ii)	Step 2 - Determine the total of the dollar amounts calculated in Step 1. This amount (Excess Contributions) should be distributed in accordance with Steps 3 and 4.

(iii)	Step 3 - The Pre-Tax Contributions of the Highly Compensated Participant with the highest dollar amount of Pre-Tax Contributions are reduced by the amount required to cause that Highly Compensated Participant’s Pre-Tax Contributions to equal the dollar amount of the Pre-Tax Contributions of the Highly Compensated Participant with the next highest dollar amount of Pre-Tax Contributions. This amount is then distributed to the Highly Compensated Participant with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Contributions, the lesser reduction amount is distributed.

(iv)	Step 4 - If the total amount distributed is less than the total Excess Contributions, Step 3 is repeated.

(c)	Excess Contributions shall be adjusted for any income or loss allocable to Excess Contributions for the Plan Year and for the period between the end of the Plan Year and the Valuation Date which immediately precedes the date of distribution of the Excess Contributions (the gap period). Income or loss allocable to Excess Contributions for the Plan Year and for the gap period shall be computed using the same method used for allocating Trust income or loss to Participant’s Pre-Tax Contribution Accounts in accordance with Section 7.3.

(d)	Excess Contributions that exceed the maximum amount permitted under the ADP Test, plus any income and minus any loss allowable thereto, shall be distributed (preferably by March 15 in order to avoid a 10% penalty tax imposed on the Employer under Section 4979 of the Code) following the end of the applicable Plan Year, no later than the close of the Plan Year following the applicable Plan Year.

(e)	Excess Contributions shall be treated as Annual Additions under the Plan. The amount of Excess Contributions to be distributed shall be reduced by excess deferrals previously distributed for the same year pursuant to Section 3.5 and any Matching Contributions with respect to such distributed Excess Contributions (and the earnings thereon) shall be forfeited.

(f)	Additional Contribution Alternative. In lieu of, or in conjunction with, the application of the Excess Contribution distribution provisions of this Section, the Employer may make additional Contributions described in Appendix B, Section 6 to satisfy the ADP test.

4.	Matching Contributions – Nondiscrimination Rules.

(a)	Definitions:

(i)	“Average Contribution Percentage” or “ACP” shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

(ii)	“Contribution Percentage” shall mean the ratio (expressed as a percentage) of an Eligible Participant’s Contribution Percentage Amounts to the Eligible Participant’s Limitation Compensation for the portion of the Plan Year in which he was eligible to make Pre-Tax Contributions.

(iii)	“Contribution Percentage Amounts” shall mean the Matching Contributions under the Plan on behalf of the Eligible Participant for the Plan Year. The Employer may elect to use Pre-Tax Contributions in the Contribution Percentage Amounts so long as the ADP test is met before the Pre-Tax Contributions are used in the ACP test and continues to be met following the exclusion of those Pre-Tax Contributions that are used to meet the ACP test.

(b)	If a 401(k) Participant makes no Pre-Tax Contributions and receives no Matching Contributions, the contribution ratio that is to be included in determining the ACP is zero.

(c)	The Tests. In each Plan Year the Plan must satisfy one of the following tests:

(i)	The ACP for 401(k) Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for 401(k) Participants who are Non-Highly Compensated Employees for the applicable Plan Year multiplied by 1.25; or

(ii)	The ACP for 401(k) Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for 401(k) Participants who are Non-Highly Compensated Employees for the applicable Plan Year multiplied by two (2), provided that the ACP for 401(k) Participants who are Highly Compensated Employees does not exceed the ACP for 401(k) Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

(d)	Prior Year or Current Year Testing Methods History. See Section 7 of Appendix B regarding testing methods and history.

(e)	The Plan further incorporates by reference Section 401(m) of the Code and Sections 1.401(m)-1(a) and (b) and 1.401(m)-1(f)(6) and (12) of the Treasury Regulations.

5.	Adjustment to Actual Contribution Percentage Tests.

(a)	Excess Aggregate Contributions. If the ACP Test limits are exceeded for a Plan Year, excess amounts (called Excess Aggregate Contributions) must be corrected. “Excess Aggregate Contributions” means for any plan year, the excess of (i) the aggregate amount of Matching Contributions and Employee Deferrals (and any Qualified Nonelective Contributions taken into account in computing the ACP test) actually made on behalf of Highly Compensated Participants for the Plan Year over (ii) the maximum amount of the contributions allowed under the ACP Test, determined by reducing contributions made on behalf of Highly Compensated Participants in order of their contribution percentages beginning with the highest of the percentages. In determining Excess Aggregate Contributions for a Plan Year, Qualified Matching Contributions treated as elective contributions for the ADP test are disregarded.

(b)	Treatment of Excess Aggregate Contributions. If the Plan fails to satisfy the ACP Test, Excess Aggregate Contributions and income or loss allocable thereto for the Plan Year in which the ACP Test is failed, shall be treated as follows:

(i)	Employer Contributions made with respect to Highly Compensated Participants that exceed the maximum amount permitted under the ACP Test, and income allocable thereto, shall be forfeited, if otherwise forfeitable under the terms of the Plan. Forfeitures of Excess Aggregate Contributions may not be allocated to Participants whose contributions are reduced under this Section 4.

(ii)	The Excess Aggregate Contributions (and other contributions so treated) attributable to Highly Compensated Participants shall be adjusted (reduced) to the extent necessary to bring the actual contribution ratio (ACR) of the Highly Compensated Employees into compliance with the ACP test in accordance with Notice 97-2 (or subsequent modifications). Accordingly, in order to distribute the Excess Aggregate Contributions, the following procedure is used:

(A)	Step 1 - Calculate the dollar amount of Excess Aggregate Contributions for each affected Highly Compensated Participant in a manner described in Section 401(m)(6)(C) and Section 1.401(m)-1(e)(2) and (3). However, in applying these rules, rather than distributing the amount necessary to reduce the ACR of each affected Highly Compensated Participant in order of these employees’ ACR, beginning with the highest ACR, the Plan uses these amounts in Step 2.

(B)	Step 2 - Determine the total of the dollar amounts calculated in Step 1. This amount (Excess Aggregate Contributions) should be distributed in accordance with Steps 3 and 4.

(C)	Step 3 - The Matching Contributions are reduced by the amount required to cause that Highly Compensated Participant’s Matching Contributions to equal the dollar amount of the Matching Contributions of the Highly Compensated Participant with the next highest dollar amount of Matching Contributions. This amount is then distributed to the Highly Compensated Participant with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Aggregate Contributions, the lesser reduction amount is distributed.

(D)	Step 4 - If the total amount distributed is less than the total Excess Aggregate Contributions, Step 3 is repeated.

(iii)	Excess Aggregate Contributions that exceed the maximum amount permitted under the ACP Test, plus any income and minus any loss allocable thereto, shall be distributed (preferably by March 15 in order to avoid a 10% penalty tax imposed on the Employer under Section 4979 of the Code) following the end of the applicable Plan Year, no later than the close of the Plan Year following the applicable Plan Year.

(iv)	Excess Aggregate Contributions shall be distributed, or forfeited, where otherwise appropriate, from the Participant’s Employer Contribution Account in proportion to such Participant’s Employer Contributions for the Plan Year.

(c)	Excess Aggregate Contributions shall be treated as Annual Additions under the Plan even if such contributions are corrected through distribution or recharacterization.

(d)	The Excess Aggregate Contributions, if distributed, shall be adjusted for any income or loss allocable to Excess Aggregate Contributions for the Plan Year and for the period between the end of the Plan Year and the Valuation Date that immediately precedes the date of distribution of the Excess Aggregate Contributions (the gap period). Income or loss allocable to Excess Aggregate Contributions for the Plan Year and the gap period shall be computed using the same method used for allocating Trust income or loss to Participant’s Employer Contribution Accounts in accordance with Section 7.3.

(e)	Special Rules

(i)	For purposes of this Section, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Participant and who is eligible to have Contribution Percentage Amounts allocated to his account under two (2) or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by one or more Employers, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Participant participates in two (2) or more cash or deferred arrangements under Code Section 401(k) (“CODA”), that have different plan years, all CODA’s ending with or within the same calendar year shall be treated as a single arrangement.

(ii)	In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Eligible Employees as if all such plans were a single plan.

(iii)	For purposes of determining the Average Contributions Percentage test, Employer Matching Contributions will be considered made for a Plan Year only if (i) paid to the trust no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year and (ii) made on account of the Employee’s Pre-Tax Contribution for the Plan Year.

(iv)	Qualified Matching Contributions, Qualified Nonelective Contributions. The Company may, in its sole discretion, use the following contributions to enable the Plan to satisfy the nondiscrimination requirements of Appendix B Section 1 and/or Section 5.

6.	Qualified Matching Contributions. A Qualified Matching Contribution may be made by the Employers on the basis of either a specified dollar amount or a specified percentage of Plan Compensation of the Employee who is eligible for such contribution under the nondiscrimination tests. Such Qualified Matching Contributions shall be nonforfeitable when made and shall be subject to the same restrictions on distribution that apply to Pre-Tax Contributions.

(a)	Qualified Nonelective Contributions. A Qualified Nonelective Contribution may be made by the Employer on the basis of either a specified dollar amount or a specified percentage of Plan Compensation of the Employee who is eligible for such contribution under the nondiscrimination tests. Such Qualified Nonelective Contributions shall be nonforfeitable and shall be subject to the same restrictions on distribution that apply to Pre-Tax Contributions.

(b)	Qualified Matching Contributions and/or Qualified Nonelective Contributions may be treated as Pre-Tax Contributions only if the conditions described in Section 1.401(k)-1(b)(5) are satisfied. Qualified Nonelective Contributions may be treated as Matching Contributions if the conditions described in Section 1.401(m)-1(b)(5) of the regulations are satisfied.

(c)	The Employer will maintain records sufficient to demonstrate compliance with this Section, including the extent to which Qualified Nonelective Contributions and Qualified Matching Contributions are taken into account to satisfy the ADP and ACP tests.

(d)	The use of contributions described above shall be as provided in regulations under Section 401(k) and Section 401(m) of the Code.

(e)	In order to be taken into account in the calculation of the ADP or ACP, Qualified Nonelective Contributions and Qualified Matching Contributions must be allocated as of a date within the year and must actually be paid to the trust no later than the end of the twelve month period following the end of the year to which the contribution relates.

7.	Prior Year or Current Year Testing Methods History. Under transition relief provided by Internal Revenue Service Notice 97-2, the Company may elect to determine the ADP and ACP for the Non-Highly Compensated Participants for each Plan Year after 1996 based upon either the prior year or current year data. If the Employer elected the current year method, the “testing year” is the current Plan Year. If the Employer elected the prior year method, the “testing year” is the Plan Year immediately preceding the Plan Year being tested.

The ADP and ACP Tests for the following Plan Years were applied using the prior year testing method: 1999 and 2002.

The ADP and ACP Tests for the following Plan Years were applied using the current year testing method: 1997, 1998, 2000 and 2001.

8.	Prior Year or Current Year Election. For Plan Years 2003 and following, the Employer has elected to use the prior year testing method.